                                                                    EXHIBIT 10.7

================================================================================

                  CONFORMED AMENDED AND RESTATED LOAN AGREEMENT
                         THROUGH THE ELEVENTH AMENDMENT
                            DATED AS OF MARCH 24,2005

                              Dated April 30, 2001

                                    between

                        SERVICE ASSET INVESTMENTS, INC.

                                       and

                                 GUARANTY BANK

================================================================================

                                TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----
ARTICLE I      Definitions......................................................................       1
    Section 1.1.        Definitions.............................................................       1
    Section 1.2.        Other Definitional Provisions...........................................       9

ARTICLE II     Term Loan........................................................................       9
    Section 2.1.        Terra Loan..............................................................       9
    Section 2.2.        Term Note...............................................................       9
    Section 2.3.        Repayment of Term Loan..................................................      10
    Section 2.4.        Interest................................................................      10
    Section 2.5.        Use of Proceeds.........................................................      10
    Section 2.6.        Amendment Fee...........................................................      10
    Section 2.7.        Commitment Fee..........................................................      10
    Section 2.8.        Commitment Fee..........................................................      10

ARTICLE III    [INTENTIONALLY OMITTED]..........................................................      10

ARTICLE IV     Payments.........................................................................      10
    Section 4.1.        Method of Payment.......................................................      10
    Section 4.2.        Taxes...................................................................      10
    Section 4.3.        Intentionally Omitted...................................................      11

ARTICLE V      [INTENTIONALLY OMITTED]..........................................................      11

ARTICLE VI     Security.........................................................................      11
    Section 6.1.        Collateral..............................................................      12
    Section 6.2.        Setoff..................................................................      12

ARTICLE VII    Conditions Precedent.............................................................      12
    Section 7.1.        Term Loan...............................................................      12

ARTICLE VIII Representations and Warranties.....................................................      14
    Section 8.1.        Corporate Existence.....................................................      14
    Section 8.2.        Financial Statements....................................................      14
    Section 8.3.        Corporate Action; No Breach.............................................      15
    Section 8.4.        Operation of Business...................................................      15
    Section 8.5.        Litigation and Judgments................................................      15
    Section 8.6.        Rights in Properties; Liens.............................................      15
    Section 8.7.        Enforceability..........................................................      15
    Section 8.8.        Approvals...............................................................      15
    Section 8.9.        Debt....................................................................      15
    Section 8.10.       Taxes...................................................................      15

    Section 8.11.       Margin Stock............................................................      16
    Section 8.12.       ERISA...................................................................      16
    Section 8.13.       Disclosure..............................................................      16
    Section 8.14.       Subsidiaries............................................................      16
    Section 8.15.       Agreements..............................................................      16
    Section 8.16.       Compliance With Laws....................................................      16
    Section 8.17.       Investment Company Act..................................................      17
    Section 8.18.       Public Utility Holding Company Act......................................      17
    Section 8.19.       Environmental Matters...................................................      17

ARTICLE IX     Positive Covenants...............................................................      18
    Section 9.1.        Reporting Requirements..................................................      18
    Section 9.2.        Maintenance of Existence; Conduct of Business...........................      19
    Section 9.3.        Maintenance of Properties...............................................      19
    Section 9.4.        Taxes and Claims........................................................      19
    Section 9.5.        Insurance...............................................................      19
    Section 9.6.        Inspection Rights.......................................................      20
    Section 9.7.        Keeping Books and Records...............................................      20
    Section 9.8.        Compliance with Laws and Agreements.....................................      20
    Section 9.9.        Further Assurances......................................................      20
    Section 9.10.       ERISA...................................................................      20

ARTICLE X      Negative Covenants...............................................................      20
    Section 10.1.       Debt....................................................................      20
    Section 10.2.       Limitation on Liens.....................................................      21
    Section 10.3.       Mergers, Etc............................................................      21
    Section 10.4.       Loans and Investments...................................................      21
    Section 10.5.       Transactions With Affiliates............................................      22
    Section 10.6.       Disposition of Assets...................................................      22
    Section 10.7.       Sale and Leaseback......................................................      22
    Section 10.8.       Prepayment of Debt......................................................      22
    Section 10.9.       Nature of Business......................................................      23
    Section 10.10.      Environmental Protection................................................      23
    Section 10.11.      Limitation on New Subsidiaries..........................................      23
    Section 10.12.      Accounting..............................................................      23
    Section 10.13.      Limitation on Issuance of Capital Stock.................................      23
    Section 10.14.      Restricted Payments.....................................................      23
    Section 10.15.      Change in Management....................................................      23
    Section 10.16.      No Negative Pledges.....................................................      24
    Section 10.17.      No Restrictive Agreements...............................................      24
    Section 10.18.      Penson Worldwide Debt...................................................      24
    Section 10.19.      Short Term Debt.........................................................      24

ARTICLE XI     Financial Covenants..............................................................      24
    Section 11.1.       Monthly Liquidity Maintenance...........................................      24
    Section 11.2.       Intentionally Omitted...................................................      24

    Section 11.3.       PFS Minimum EBITDA Requirement..........................................      24
    Section 11.4.       Monthly Minimum Capital Requirements....................................      25
    Section 11.5.       Penson Worldwide Quarterly Minimum Tangible Net Worth...................      25
    Section 11.6.       Minimum Debt Service Coverage Requirement...............................      25
    Section 11.7.       Penson Worldwide EBITDA.................................................      25
    Section 11.8.       Intentionally Omitted...................................................      25
    Section 11.9.       Intentionally Omitted...................................................      25

ARTICLE XII    Default..........................................................................      25
    Section 12.1.       Events of Default.......................................................      25
    Section 12.2.       Remedies Upon Default...................................................      27
    Section 12.3.       Setoff..................................................................      27
    Section 12.4.       Performance by Bank.....................................................      28

ARTICLE XIII   Miscellaneous....................................................................      28
    Section 13.1.       Expenses................................................................      28
    Section 13.2.       INDEMNIFICATION.........................................................      28
    Section 13.3.       Limitation of Liability.................................................      29
    Section 13.4.       No Fiduciary Relationship...............................................      29
    Section 13.5.       No Waiver; Cumulative Remedies..........................................      29
    Section 13.6.       Successors and Assigns..................................................      29
    Section 13.7.       Survival................................................................      29
    Section 13.8.       Amendment...............................................................      29
    Section 13.9.       Maximum Interest Rate...................................................      30
    Section 13.10.      Notices.................................................................      30
    Section 13.11.      GOVERNING LAW; VENUE; SERVICE OF PROCESS................................      30
    Section 13.12.      Counterparts............................................................      31
    Section 13.13.      Severability............................................................      31
    Section 13.14.      Headings................................................................      31
    Section 13.15.      Non-Application of Chapter 346 of Texas Finance Code....................      31
    Section 13.16.      Participations..........................................................      31
    Section 13.17.      Construction............................................................      31
    Section 13.18.      WAIVER OF JURY TRIAL....................................................      31
    Section 13.19.      NO ORAL AGREEMENTS......................................................      31

                  CONFORMED AMENDED AND RESTATED LOAN AGREEMENT
           Through the Eleventh Amendment dated as of March 24, 2005

      THIS AMENDED AND RESTATED LOAN AGREEMENT (this "Agreement"), dated as of April 30, 2001, is by and between SERVICE ASSET INVESTMENTS, INC., a Texas corporation ("Borrower"), and GUARANTY BANK, a federal savings bank, formerly known as Guaranty Federal Bank, F.S.B. ("Bank").

                                   RECITALS:

      This Agreement amends and restates that certain Loan Agreement dated as of March 30, 2000, as amended by that certain First Amendment to Loan Agreement dated as of July 31, 2000, that certain Second Amendment to Loan Agreement dated as of September 1, 2000, that certain Third Amendment to Loan Agreement dated as of January 1, 2001, that certain Fourth Amendment to Loan Agreement dated as of April 30, 2001, that certain Fifth Amendment to Loan Agreement dated as of March 31, 2003, that certain Sixth Amendment to Loan Agreement dated as of June 30, 2003, that certain Seventh Amendment to Loan Agreement dated as of September 30, 2003; that certain Eight Amendment to Loan Agreement dated as of December 31, 2003, that certain Ninth Amendment to Loan Agreement dated as of October 4, 2004, and that certain Tenth Amendment to Loan Agreement dated as of November 1, 2004.

      Borrower has requested Bank to extend credit to Borrower and to consolidate previous extensions of credit to Borrower in the form of a term loan in the principal amount of $32,244,099.00 (the "Term Loan"). Bank is willing to make the extensions of credit described above available to Borrower upon the terms and conditions hereinafter set forth. [8], [9], [11]

      NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

      Section 1.1. Definitions. As used in this Agreement, in addition to any other terms defined herein, the following terms have the following meanings indicated below:

            "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds five percent or more of any class of voting stock of such Person; or (c) five percent or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall Bank be deemed an Affiliate of Borrower or any of its Subsidiaries.

            "Borrower" has the meaning assigned to it in the introductory paragraph hereof.

            "Business Day" means (a) any day on which commercial banks are not authorized or required to close in Dallas, Texas.

            "Canada" means Penson Financial Services Canada, Inc., formerly known as ECE Electronic Clearing, Inc., a Canadian subsidiary of Penson. [3]

            "Capital Investment" means the investment of at least $25,000,000 of capital into Penson Worldwide, which shall not include any loans made under this Agreement. [9]

            "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

            "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

            "Collateral" has the meaning specified in Section 6.1.

            "Commercial Base Rate" means, at any time, the base rate announced or published from time to time by Bank, which rate may not be the lowest rate charged by Bank; it being understood and agreed that the Commercial Base Rate shall increase or decrease, as the case may be, from time to time as of the effective date of each change in such base rate, and may not correspond with future increases or decreases in interest rates charged by other lenders or market rates in general.

            "Convertible Note" means that certain Convertible Promissory Note executed by Penson Worldwide dated as of June 16, 2003 in the principal amount of $6,000,000 and payable to Call Now, Inc. [6]

            "Debit Balances" means the outstanding balances attributable to a Person's margin lending activities.

            "Debt" means as to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business, (d) all Capital Lease Obligations of such Person, (e) all Debt or other obligations of others Guaranteed by such Person, (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person, (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments, and
      (h) all liabilities of such Person in respect of unfunded vested benefits under any Plan.

            "Debt Service" means the sum of scheduled principal payments on all Debt owed to Bank for the next succeeding twelve (12) calendar months.

            "Debt Service Coverage Ratio" means the ratio of EBITDA to (a) current maturities of long term Debt plus (b) interest expense plus (c) cash taxes paid, all calculated on a cumulative basis during each fiscal year and all calculated on a consolidated basis. [1]

            "Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

            "Default Rate" means the lesser of (a) the Maximum Rate, or (b) the sum of the Commercial Base Rate in effect from day to day plus five percent (5%).

            "Dollars" and "$" mean lawful money of the United States of America.

            "EBITDA" means, for each period of determination, the sum of (a) consolidated net income of a Person and its Subsidiaries for such period, as determined in accordance with GAAP, plus (b) to the extent deducted in arriving at consolidated net income for the period, depreciation, amortization, non-cash charges, taxes, and interest expense of such Person and its Subsidiaries for such period.

            "Effective Date" means the date upon which all parties execute this Agreement.

            "Environmental Laws" means any and all federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.
      Section 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., and the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., as such laws, regulations, and requirements may be amended or supplemented from time to time.

            "Environmental Liabilities" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses, (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Tribunal or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment, resulting from the past, present, or future operations of such Person or its Affiliates.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

            "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Borrower or is under common control (within the meaning of Section 414(c) of the Code) with Borrower.

            "Event of Default" has the meaning specified in Section 12.1.

            "Futures" means Penson Financial Futures, Inc., a subsidiary of Borrower. [2]

            "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

            "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Hazardous Material" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.

            "Integrated" means Integrated Trading Solutions, Inc., a Delaware corporation, a subsidiary of Borrower. [3]

            "Keefe" means, collectively, Keefe Managers, LLC, Keefe Ventures, LLC, Keefe Performance Holdings, LLC and Rainbow Performance Holdings, LLC. [9]

            "Keefe Investment" means that certain transaction in which the Borrower shall acquire an approximately 20% interest in Keefe. The total consideration shall include $2,400,000 of cash at closing. (9]

            "Law" means all statutes, laws, ordinances, rules, regulations, orders, writs, injunctions or decrees of any Tribunal.

            "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

            "Loan Documents" means this Agreement, the Notes, the Pledge Agreement, the Penson Pledge Agreement, and all other instruments, documents, and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, restated, modified, renewed, extended, or supplemented from time to time.

            "Material Adverse Effect" means (a) the occurrence of any event or condition that could reasonably be expected to have a material adverse effect on (i) the business, condition (financial or otherwise), operations, prospects, or properties of Borrower and Subsidiaries taken as a whole, (ii) the ability of Borrower and Subsidiaries, taken as a whole, to carry out their business, or (iii) the ability of Borrower and Subsidiaries, taken as a whole, to perform the obligations under the Notes, this Agreement and the other Loan Documents in accordance with their respective obligations; or (b) an Event of Default hereunder.

            "Maturity Date" means October 4, 2009. [1], [9]

            "Maximum Rate" means, at any time, the maximum non-usurious rate of interest under applicable law that Bank may charge Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the applicable weekly ceiling described in, and computed in accordance with, Chapter 303 of the Texas Finance Code, as the same may be amended.

            "Monthly Payment Date" means the first day of each calendar month, commencing May 1, 2001.

            "Multiemployer Plan" means a multiemployer plan defined as such in
      Section 3(37) of ERISA to which contributions have been made by Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

            "Nexa" means Nexa Technologies, Inc., a Delaware corporation. [9]

            "Nexa Debt" means that certain Debt in a principal amount not to exceed $3,500,000 owed by Penson Worldwide to Vista Mark Holdings, Inc. and certain Nexa employees in connection with the Nexa Investment. [9]

            "Nexa Investment" means that certain transaction that shall have occurred on or about July 31, 2004, in which Nexa shall be formed and capitalized and Penson Worldwide and/or Nexa shall acquire substantially all of the assets and liabilities of Nexa Technologies, Inc., a California corporation. The total consideration shall include $625,000 of cash at closing, approximately $2,000,000 in Penson Worldwide stock, the Nexa Debt, and certain royalty and incentive payments, as well as salaries and related compensation to employees of Nexa Technologies, Inc., a California corporation. [9]

            "Note" or "Notes" means the Term Note, and collectively, any and all promissory notes executed at any time by Borrower and payable to the order of Bank, as the same may be renewed, extended, modified and/or increased from time to time.

            "Obligated Party" means any Person who is or becomes party to any agreement that guarantees or secures payment and performance of the Obligations or any part thereof.

            "Obligations" means all obligations, indebtedness, and liabilities of Borrower to Bank, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligations, indebtedness, and liabilities of Borrower under this Agreement, the Notes and the other Loan Documents and all interest accruing thereon and all attorneys' fees and other expenses incurred in the enforcement or collection thereof.

            "Other Convertible Debt" means additional Debt owed by Penson Worldwide to Permitted Convertible Debt Holders which contains substantially similar terms to those contained in the Convertible Note and the documents related thereto. Specifically, such additional Debt shall be structurally subordinated to the Obligations and shall not mature prior to the Maturity Date. [8]

            "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

            "Penson" means Penson Holdings, Inc. a Delaware corporation, formerly known as Penson Worldwide, Inc.

            "Penson Holdings" means Penson Holdings, Inc., a Delaware corporation. [9]

            "Penson Pledge Agreement" means the pledge agreement to be executed by Penson, pledging the Penson Pledged Stock, in form and substance acceptable to Bank, and all extensions, renewals and modifications thereof.

            "Penson Pledged Stock" means all shares of capital stock of each Subsidiary now directly owned or hereafter acquired by Penson, which shall constitute 100% of the issued and outstanding capital stock of such Subsidiary. The Penson Pledged Stock shall not include any capital stock of Worldwide. [1], [2], [9]

            "Penson Worldwide" means Penson Worldwide, Inc., Borrower's parent company. [1]

            "Penson Worldwide Pledge Agreement" means the pledge agreement to be executed by Penson Worldwide, pledging the Penson Worldwide Pledged Stock, in form and substance acceptable to Bank, and all extensions, renewals and modifications thereof. [1]

            "Penson Worldwide Pledged Stock" means all shares of capital stock of Borrower and any other Subsidiary now directly owned or hereafter acquired by Penson

      Worldwide, which shall constitute 100% of the issued and outstanding capital stock of Borrower and each such Subsidiary. [1], [9]

            "Permitted Convertible Debt Holders" means (a) Service Lloyd's Insurance or Call Now, Inc., and their Affiliates and shareholders and (b) shareholders of Penson Worldwide. [8]

            "Person" means any individual, corporation, business trust, association, company, partnership, joint venture, Tribunal, or other entity.

            "PFS" means Penson Financial Services, Inc., a North Carolina corporation, successor-in-interest by merger to Service Asset Management Company.

            "Plan" means any employee benefit or other plan established or maintained by Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

            "Pledge Agreement" means the Pledge Agreement of Borrower in favor of Bank, in substantially the form of Exhibit "B" hereto, as the same may be amended, supplemented or modified from time to time.

            "Pledged Stock" means all shares of capital stock of each Subsidiary, now directly owned or hereafter acquired by Borrower, which Pledged Stock shall constitute 100% of the issued and outstanding capital stock of each such Subsidiary. [1], [2], [3], [9]

            "Principal Office" means the principal office of Bank, presently located at 8333 Douglas Avenue, Dallas, Texas 75225.

            "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

            "Regulatory Capital" means net capital as defined in, and determined in accordance with, Rule 15c3-1 of the Securities and Exchange Commission.

            "Release" means as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property.

            "Remedial Action" means, all actions required to (a) clean up, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

            "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

            "SAH" means SAH, Inc., a subsidiary of Borrower. [1]

            "SAH Pledge Agreement" means the pledge agreement to be executed by SAH, pledging the SAH Pledged Stock, in form and substance acceptable to Bank, and all extensions, renewals and modifications thereof. [1]

            "SAH Pledged Stock" means all shares of capital stock of PFS, now owned or hereafter acquired by SAH, which shall constitute 100% of the issued and outstanding capital stock of PFS. [1], [2]

            "Service Lloyd's Debt" means all Debt owed by Borrower or any Affiliate to Service Lloyd's Insurance or its Affiliates, in an amount not to exceed $7,500,000, including, without limitation, existing or future Debt owed by Penson Worldwide to Service Lloyd's Insurance or its Affiliates. [8]

            "Short Term Debt" means Debt owed by Penson Worldwide to Call Now, Inc. which may be at any time in a maximum aggregate amount of up to $1,500,000 and which may have a maturity that is prior to the Maturity Date; provided, however, that no Short Term Debt shall have a term that exceeds 90 days and further provided that all Short Term Debt permitted by this Agreement shall be subject to the limitations set forth in Section
      10.19 of this Agreement. [8]

            "Subsidiary" means (a) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by Borrower or one or more of the Subsidiaries or by Borrower and one or more of the Subsidiaries, and (b) any other entity (i) of which at least a majority of the ownership, equity or voting interest is at the time directly or indirectly owned or controlled by one or more of Borrower and the Subsidiaries and (ii) which is treated as a subsidiary in accordance with GAAP .

            "SunGard Debt" means that certain Debt in a principal amount not to exceed $6,800,000 owed by Penson Worldwide to SunGard Data Systems Inc. [6]

            "Tangible Net Worth" means, at any particular time, for any Person, the sum of (i) all amounts which, in conformity with GAAP, would be included as stockholders' equity on a balance sheet of such Person; provided, however, there shall be excluded therefrom: (a) any amount at which shares of capital stock of such Person appear as an asset on such Person's balance sheet, (b) goodwill, including any amounts, however designated, that represent the excess of the purchase price paid for assets on stock over the value assigned thereto, (c) patents, trademarks, trade names, and copyrights, (d) deferred expenses, (e) loans and any advances to any stockholder, director, officer, or employee of such Person or any Affiliate of such Person, and (f) all other assets which are properly classified as intangible assets.

            "Taxes" means all taxes, levies, assessments, fees, withholdings or other charges at any time imposed by any Laws or Tribunal.

            "Term Loan" has the meaning specified in the recitals hereof.

            "Term Loan Commitment" means the obligation of Bank to make the Term Loan pursuant to Section 2.1 in an aggregate principal amount up to but not exceeding $32,244,099.00. [8], [9], [11]

            "Term Note" means the promissory note to be executed by Borrower and payable to the order of Bank, in substantially the form of Exhibit "A" hereto, and all extensions, renewals, and modifications thereof.

            "Tribunal" means any municipal, state, commonwealth, federal, foreign, territorial or other court, government body, subdivision, agent, department, commission, board or bureau or institution.

            "UCC" means the Uniform Commercial Code as in effect in the State of Texas.

            "Unencumbered Cash and Cash Equivalents" means with respect to any Person, cash, certificates of deposit, U.S. treasury securities, U.S. governmental agency securities, municipal and corporate bonds rated A+ or better by Standard & Poors or equivalent rating by another recognized rating company, unrestricted common and preferred stock of a company which has a majority of its issued and outstanding shares publicly traded and which is listed on the New York Stock Exchange or American Stock Exchange or which are NASDAQ National Market Issues as listed in the Wall Street Journal, each share of which has a market value of $5.00 or more, and mutual funds and/or unit investment trusts that invest solely in any of the forgoing, all of which are free of any Liens, security interests and other encumbrances.

            "Worldwide" means Penson Financial Services Limited, formerly known as Penson Worldwide Settlements, Ltd. [9]

      Section 1.2. Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

                                   ARTICLE II

                                    Term Loan

      Section 2.1. Term Loan. Subject to the terms and conditions of this Agreement, Bank agrees to make a term loan to Borrower in the principal amount up to but not exceeding the amount of the Term Loan Commitment in a single advance on or about the date hereof.

      Section 2.2. Term Note. The obligation of Borrower to repay the Term Loan shall be evidenced by the Term Note executed by Borrower, payable to the order of Bank, in the principal amount of the Term Loan Commitment, and dated the date hereof.

      Section 2.3. Repayment of Term Loan. Borrower shall repay the unpaid principal amount of the Term Loan in monthly installments of $537,400.15, commencing on April 1, 2005 and continuing on each Monthly Payment Date, with a final installment in the amount of all outstanding principal of the Term Loan payable on the Maturity Date. [8], [9], [11]

      Section 2.4. Interest. The unpaid principal amount of the Term Loan shall bear interest at the rates, and be payable on the Monthly Payment Date, as provided in the Term Note.

      Section 2.5. Use of Proceeds. The proceeds of the Term Loan shall be used to refinance existing Debt owed to Bank and to provide equity capital to its direct and indirect Subsidiaries.

      Section 2.6. Amendment Fee. An Amendment Fee in the amount of $25,000 shall be due and payable on January 1, 2004. [8]

      Section 2.7. Commitment Fee. A Commitment Fee in the amount of $50,000.00 shall be due and payable on October 5, 2004. [9]

      Section 2.8. Commitment Fee. A Commitment Fee in the amount of $50,000.00 shall be due and payable on March 24, 2005. [11]

                                   ARTICLE III

                             [INTENTIONALLY OMITTED]

                                   ARTICLE IV

                                    Payments

      Section 4.1. Method of Payment. All payments of principal, interest, and other amounts to be made by Borrower under this Agreement, the Notes and the other Loan Documents shall be made to Bank at the Principal Office in Dollars in lawful money of the United States, without setoff, deduction, or counterclaim, not later than 12:00 noon, Dallas, Texas time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Borrower shall, at the time of making each such payment, specify to Bank the sums payable by Borrower under this Agreement, the Notes, and the other Loan Documents to which such payment is to be applied (and in the event Borrower fails to so specify, or if an Event of Default has occurred and is continuing, Bank may apply such payment to the Obligations in such order and manner as it may elect in its sole discretion). Whenever any payment under this Agreement, the Notes or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

      Section 4.2. Taxes.

            (a) Any and all payments by Borrower hereunder or under the Notes shall be made, in accordance with Section 4.1, free and clear of and without deduction for any and all present or future Taxes, excluding, in the case of Bank, taxes imposed on its income, and franchise taxes imposed on Bank, by the jurisdiction under the laws of which Bank is organized or is or should be qualified to do business or any political subdivision thereof and Taxes imposed on its income by the jurisdiction of Bank's lending office or any political subdivision thereof. If Borrower shall be required by law to deduct any Taxes (i.e., Taxes for which Borrower is responsible under the preceding sentence) from or in respect of any sum payable hereunder or under the Notes to Bank, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.2) Bank receives an amount equal to the sum it would have received had no such deductions been made,
      (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Loan Documents from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as "Other Taxes").

            (c) Borrower will indemnify Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.2) for which Borrower is liable pursuant to this Section 4.2 paid by Bank (as the case may be) or any liability (including penalties and interest) arising therefrom or with respect thereto. Upon written notice from Bank of a statement setting forth the amounts to be owed hereunder, this indemnification shall be made 30 days from the date Bank makes written demand therefor. This indemnity shall survive the termination of this Agreement.

            (d) Within 30 days after the date of any payment of Taxes, Borrower will furnish to Bank, the original or a certified copy of a receipt evidencing payment thereof.

            (e) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 4.2 shall survive the payment in full of the Obligations.

            (f) Bank agrees to use good faith efforts to carry out its obligations under this Agreement in such a way as to reduce the amount of Taxes attributable to the Term Loans, including the use of a different lending office, as long as in the good faith opinion of Bank such actions would not have a material adverse effect upon it.

      Section 4.3. Intentionally Omitted. [9]

                                    ARTICLE V

                             [INTENTIONALLY OMITTED]

                                   ARTICLE VI

                                    Security

      Section 6.1. Collateral. To secure full and complete payment and performance of the Obligations, Borrower shall execute and deliver or cause to be executed and delivered the documents described below covering the property and collateral described in this Section 6.1 (which, together with any other property and collateral which may now or hereafter secure the Obligations or any part thereof, is sometimes herein called the "Collateral"):

            (a) Borrower shall grant to Bank a first priority security interest in the Pledged Stock pursuant to the Pledge Agreement and shall deliver the original stock certificates representing the Pledged Stock and stock transfer powers duly executed in blank.

            (b) Borrower shall execute and cause to be executed such further documents and instruments, including without limitation, Uniform Commercial Code financing statements, as Bank, in its sole discretion, deems necessary or desirable to create, preserve, evidence, and perfect its liens and security interests in the Collateral.

            (c) Penson shall grant to Bank a first priority security interest in the Penson Pledged Stock pursuant to the Penson Pledge Agreement and shall deliver the original stock certificates representing the Penson Pledged Stock and stock transfer powers duly executed in blank.

            (d) Penson Worldwide shall grant to Bank a first priority security interest in the Penson Worldwide Pledged Stock pursuant to the Penson Worldwide Pledge Agreement and shall deliver the original stock certificates representing the Penson Worldwide Pledged Stock and stock transfer powers duly executed in blank. [1], [9]

      Section 6.2. Setoff. If an Event of Default shall have occurred and be continuing, Bank shall have the right to set off and apply against the Obligations in such manner as Bank may determine, at any time and without notice to Borrower, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Bank to Borrower whether or not the Obligations are then due. As further security for the Obligations, Borrower hereby grants to Bank a security interest in all money, instruments, and other property of Borrower now or hereafter held by Bank, including, without limitation, property held in safekeeping. In addition to Bank's right of setoff and as further security for the Obligations, Borrower hereby grants to Bank a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of Borrower now or hereafter on deposit with or held by Bank and all other sums at any time credited by or owing from Bank to Borrower. The rights and remedies of Bank hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Bank may have.

                                   ARTICLE VII

                              Conditions Precedent

      Section 7.1. Term Loan. The obligation of Bank to make the Term Loan is subject to the condition precedent that Bank shall have received on or before the date of making any advances hereunder all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to Bank:

            (a) Resolutions. Resolutions of the Board of Directors of Borrower, certified by the Secretary or an Assistant Secretary of Borrower which authorize the execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is or is to be a party;

            (b) Incumbency Certificate. Certificates of incumbency certified by the Secretary or an Assistant Secretary of Borrower certifying the names of the officers of Borrower authorized to sign this Agreement, the Notes and each of the other Loan Documents to which Borrower is or is to be a party (including the certificates contemplated herein) together with specimen signatures of such officers;

            (c) Articles of Incorporation. The articles or certificate of incorporation of Borrower and each Subsidiary of Borrower certified by the Secretary of State of the state of incorporation of such entity and dated within 20 days prior to the date hereof;

            (d) Bylaws. The bylaws of Borrower and each Subsidiary of Borrower certified by its President, Secretary or an Assistant Secretary;

            (e) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation of Borrower and each Subsidiary of Borrower as to the existence and good standing of each such entity and certificates of the appropriate governmental officials of each state where each such entity owns properties, conducts business or employs any Persons as to the qualification and good standing of such entity in such jurisdictions, each dated within 20 days prior to the date hereof;

            (f) Term Note. The Term Note executed by Borrower;

            (g) Penson Pledge Agreement. The Penson Pledge Agreement executed by Penson;

            (h) Pledge Agreement. The Pledge Agreement executed by Borrower;

            (i) Stock Certificates and Stock Powers. Stock certificates evidencing all of the Pledged Stock and the Penson Pledged Stock, together with stock powers relating thereto duly endorsed in blank;

            (j) Opinion of Counsel. Favorable opinions of legal counsel to Borrower acceptable to Bank, as to such matters as Bank may reasonably request;

            (k) No Default. No Default shall have occurred and be continuing, or would result from the Term Loan.

            (l) Representations and Warranties. All of the representations and warranties contained in Article VIII and in the other Loan Documents shall be true and correct in all material respects on and as of the date of the Term Loan with the same force and effect as if such representations and warranties had been made on and as of such date;

            (m) Fees and Expenses. Evidence that the costs and expenses (including attorneys' fees) referred to in Section 13.1, to the extent incurred, shall have been paid in full by Borrower;

            (n) No Material Adverse Effect. No Material Adverse Effect shall have occurred or be continuing prior to the date hereof;

            (o) UCC Search. The results of a Uniform Commercial Code search showing all financing statements and other documents or instruments on file against Borrower and its Subsidiaries in the office of the Secretary of State of Texas, such search to be as of a date no more than twenty (20) days prior to the date of the Effective Date;

            (p) UCC Financing Statements. UCC-1 or UCC-3 Financing Statements executed by Borrower in form and substance acceptable to Bank; and

            (q) Additional Documentation. Such additional approvals, opinions, or documents as Bank or its legal counsel, Winstead Sechrest & Minick P.C., may reasonably request.

                                  ARTICLE VIII

                         Representations and Warranties

      To induce Bank to enter into this Agreement, Borrower represents and warrants to Bank that:

      Section 8.1. Corporate Existence. Each of Borrower and its Subsidiaries
(a) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. Borrower has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement, the Notes, the Pledge Agreement and the other Loan Documents to which Borrower is a party.

      Section 8.2. Financial Statements. Borrower has delivered to Bank unaudited financial statements as at and for the fiscal year ended December 31, 2000, and internally prepared financial statements for the month ending February 28, 2001. PFS has delivered to Bank audited financial statements as at and for the fiscal year ended December 31, 2000, and internally prepared financial statements for the month ending February 28, 2001. Such financial statements have been prepared in accordance with GAAP, are true and correct in all material respects, and fairly and accurately present the consolidated financial condition of Borrower or PFS, as the case may be, as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither Borrower nor PFS has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements or as set forth in other financial statements delivered to the Bank on or prior to September 30, 2004. There has been no material adverse change in the business, condition (financial or otherwise), operations, prospects, or properties of Borrower or any of its Subsidiaries since the effective date of the most recent financial statements referred to in this Section or as set forth in other financial statements delivered to the Bank on or prior to September 30, 2004. [9]

      Section 8.3. Corporate Action; No Breach. The execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is or may become a party, and compliance with the terms and provisions hereof and thereof, have been duly authorized by all requisite corporate action on the part of Borrower and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation or bylaws of Borrower or any of Subsidiaries, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Tribunal or arbitrator, or (iii) any material agreement or instrument to which Borrower or any of Subsidiaries is a party or by which any of them or any of their property is bound or subject, or (b) constitute a material default under any such agreement or instrument, or result in the creation or imposition of any Lien (except for Liens as provided in Article VI) upon any of the revenues or assets of Borrower or any Subsidiary.

      Section 8.4. Operation of Business. Borrower and each of its Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and Borrower and each of its Subsidiaries are not in material violation of any valid rights of others with respect to any of the foregoing.

      Section 8.5. Litigation and Judgments. Except as disclosed on Schedule 8.5 hereto, there is no action, suit, investigation, or proceeding before or by any Tribunal or arbitrator pending, or to the knowledge of Borrower, threatened against or affecting Borrower or any Subsidiary, that would, if adversely determined, have a Material Adverse Effect. There are no outstanding judgments against Borrower or any of its Subsidiaries.

      Section 8.6. Rights in Properties; Liens. Borrower and each of its Subsidiaries have good and indefeasible title to or valid leasehold interests in their respective properties and assets, real and personal, including the properties, assets, and leasehold interests reflected in the financial statements described in Section 8.2, and none of the properties, assets, or leasehold interests of Borrower or any Subsidiary is subject to any Lien.

      Section 8.7. Enforceability. This Agreement constitutes, and the other Loan Documents to which Borrower is a party, when delivered, shall constitute legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as limited by general principles of equity and bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights.

      Section 8.8. Approvals. No authorization, approval, or consent of, and no filing or registration with, any Tribunal or other Person is or will be necessary for the execution, delivery, or performance by Borrower of this Agreement and the other Loan Documents to which Borrower is a party or the validity or enforceability thereof.

      Section 8.9. Debt. Penson Worldwide and its Subsidiaries have no Debt, except the Service Lloyd's Debt, Debt disclosed on Schedule 8.9 hereto or Debt permitted by Section 10.1, Section 10.18 or Section 10.19 hereof. [9]

      Section 8.10. Taxes. Borrower and each Subsidiary have filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable except for any such liabilities which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP. As of the date hereof, Borrower has no knowledge of any pending investigation of Borrower or any Subsidiary except as disclosed on Schedule 8.10 attached herein by any taxing authority or of any pending but unassessed tax liability of Borrower or any Subsidiary.

      Section 8.11. Margin Stock. The Term Loan is not secured, and will not be, directly or indirectly, by margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

      Section 8.12. ERISA. Borrower and each of its Subsidiaries are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither Borrower nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans, and the present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA. Neither Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

      Section 8.13. Disclosure. No statement, information, report, representation, or warranty made by Borrower in this Agreement, or in any other Loan Document or furnished to Bank in connection with this Agreement or any of the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. As of the date hereof, there is no fact known to Borrower which has a material adverse effect, or which would reasonably be expected to in the future have a Material Adverse Effect that has not been disclosed in writing to Bank. [9]

      Section 8.14. Subsidiaries. Borrower has no Subsidiaries other than those listed on Schedule 8.14 hereto. All of the outstanding capital stock of each Subsidiary has been validly issued, is fully paid, and is nonassessable. Borrower shall, from time to time as necessary, deliver to Bank an updated
Schedule 8.14 to this Agreement, together with a certificate of an authorized officer of Borrower certifying that the information set forth in such schedule is true, correct, and complete as of such date.

      Section 8.15. Agreements. Neither Borrower nor any Subsidiary is a party to any indenture, loan, or credit agreement or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any Subsidiary is in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.

      Section 8.16. Compliance With Laws. Neither Borrower nor any Subsidiary is in violation in any material respect of any law, rule, regulation, order, or decree of any Tribunal or arbitrator, except to the extent that the failure to comply therewith will not have a Material Adverse Effect.

      Section 8.17. Investment Company Act. Neither Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      Section 8.18. Public Utility Holding Company Act. Neither Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      Section 8.19. Environmental Matters. Except as disclosed on Schedule 8.19 hereto:

            (a) Borrower, each Subsidiary, and all of their respective properties, assets, and operations are in full compliance with all Environmental Laws. Borrower is not aware of, nor has Borrower received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of Borrower and Subsidiaries with all Environmental Laws;

            (b) Borrower and each Subsidiary have obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and Borrower and Subsidiaries are in compliance with all of the terms and conditions of such permits;

            (c) No Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or Released from any of the properties or assets of either Borrower or any Subsidiary in violation of any Environmental Laws in effect on the date hereof. The use which Borrower and Subsidiaries make and intend to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets in violation of any Environmental Laws in effect on the date hereof;

            (d) Neither Borrower nor any of its Subsidiaries nor any of their respective currently or previously owned or leased properties or operations is subject to any outstanding or threatened order from or agreement with any Tribunal or subject to any judicial or docketed administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;

            (e) There are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of Borrower or any Subsidiaries that could reasonably be expected to give rise to any Environmental Liabilities;

            (f) Neither Borrower nor any of its Subsidiaries is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. regulations thereunder or any comparable provision of state law. Borrower and its Subsidiaries are in compliance with all applicable financial responsibility requirements of all Environmental Laws;

            (g) Neither Borrower nor any of its Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting a Release; and

            (h) No Lien arising under any Environmental Law has attached to any property or revenues of Borrower or any Subsidiaries.

                                   ARTICLE IX

                               Positive Covenants

      Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Bank has any Term Loan Commitment hereunder, Borrower will perform and observe the following positive covenants, unless Bank shall otherwise consent in writing:

      Section 9.1. Reporting Requirements. Borrower will furnish to Bank:

            (a) Annual Financial Statements. As soon as available, and in any event within 120 days after the end of each fiscal year of Penson Worldwide, beginning with the fiscal year ending December 31, 2001, a copy of the annual audited consolidating and consolidated financial report of Penson Worldwide, certified by the chief financial officer of Penson Worldwide, each for such fiscal year containing balance sheets and statements of income, stockholders' equity, and cash flows as of the end of such fiscal year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited by independent certified public accountants of recognized standing reasonably acceptable to Bank; [1]

            (b) Quarterly Financial Statements. As soon as available, and in any event within 30 days after the end of each calendar quarter, a copy of an unaudited consolidating and consolidated financial report of Penson Worldwide as of the end of such quarter and for the portion of the fiscal year then ended, containing balance sheets and statements of income, retained earnings and cash flow, all in reasonable detail certified by the chief financial officer of Penson Worldwide, to have been prepared in accordance with GAAP and to fairly and accurately present the financial condition and results of operations of Penson Worldwide at the date and for the periods indicated therein; [1]

            (c) Compliance Certificate. Within 30 days after the end of each calendar month, a certificate of the chief financial officer of Borrower, in the form of Exhibit "C" hereto (i) stating that no Default has occurred and is continuing, or if a Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) showing in reasonable detail the calculations demonstrating compliance with Article XI; [1]

            (d) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Tribunal or arbitrator affecting Borrower or any Subsidiary which, if determined adversely to Borrower or such Subsidiary, could reasonably be expected to have a Material Adverse Effect;

            (e) Notice of Default. As soon as possible and in any event within five (5) Business Days after the occurrence of each Default, a written notice setting forth the details of such Default and the action that Borrower has taken and proposes to take with respect thereto;

            (f) ERISA Reports. As soon as possible and in any event within five
      (5) days after Borrower or any Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or Borrower or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the chief financial officer of Borrower setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action that Borrower proposes to take with respect thereto;

            (g) Notice of Material Adverse Change. As soon as possible and in any event within five (5) days after the occurrence thereof, written notice of any matter that could reasonably be expected to have a Material Adverse Effect;

            (h) Proxy Statements, Etc. As soon as available, one copy of each financial statement, report, notice or proxy statement sent by Borrower or any Subsidiary to its stockholders generally and one copy of each regular, periodic or special report, registration statement, or prospectus filed by Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency; and

            (i) General Information. Promptly, such other information concerning Borrower or any Subsidiary as Bank may from time to time reasonably request.

      Section 9.2. Maintenance of Existence; Conduct of Business. Borrower will preserve and maintain, and will cause each Subsidiary to preserve and maintain, its corporate or partnership existence, as the case may be, and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. Borrower will conduct, and will cause each Subsidiary to conduct, its business in an orderly and efficient manner in accordance with good business practices.

      Section 9.3. Maintenance of Properties. Borrower will maintain, keep, and preserve, and cause each Subsidiary to maintain, keep, and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition.

      Section 9.4. Taxes and Claims. Borrower will pay or discharge, and will cause each Subsidiary to pay or discharge, at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that neither Borrower nor any Subsidiary shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established.

      Section 9.5. Insurance. Borrower will maintain, and will cause each of the Subsidiaries to maintain, insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is usually carried by corporations engaged in similar businesses and owning similar properties in the same general areas in which Borrower and the Subsidiaries operate. Without in any way limiting the foregoing, Borrower will maintain and cause each Subsidiary to maintain workers' compensation insurance (except as expressly provided in this Section), property insurance, comprehensive general liability insurance, and products liability insurance reasonably satisfactory to Bank.

      Section 9.6. Inspection Rights. With reasonable notification and from time to time, Borrower will permit, and will cause each Subsidiary to permit, representatives of Bank to examine, copy, and make extracts from its books and records, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants.

      Section 9.7. Keeping Books and Records. Borrower will maintain, and will cause each Subsidiary to maintain, proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

      Section 9.8. Compliance with Laws and Agreements. Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, orders, and decrees of any Tribunal or arbitrator and all agreements, contracts, and instruments binding on it or affecting its properties or business.

      Section 9.9. Further Assurances. Borrower will, and will cause each Subsidiary to, execute and deliver such further agreements and instruments and take such further action as may be requested by Bank to carry out the provisions and purposes of this Agreement and the other Loan Documents and to create, preserve, and perfect the Liens of Bank in the Collateral.

      Section 9.10. ERISA. Borrower will comply, and will cause each Subsidiary to comply, with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability thereunder.

                                    ARTICLE X

                               Negative Covenants

      Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Bank has any Term Loan Commitment hereunder, Borrower will perform and observe the following negative covenants, unless Bank shall otherwise consent in writing:

      Section 10.1. Debt. Borrower will not incur, create, assume, or permit to exist, and will not permit any Subsidiary to incur, create, assume, or permit to exist, any Debt, except:

            (a) Debt to Bank;

            (b) Existing Debt described on Schedule 8.9 hereto; and

            (c) Debt incurred in the ordinary course of business with respect to purchasing or carrying securities, including any stock lending, stock borrowing, swap, derivative and other similar transactions in the ordinary course of business. [9]

      Section 10.2. Limitation on Liens. Borrower will not incur, create, assume, or permit to exist, and will not permit any Subsidiary to incur, create, assume, or permit to exist, any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except:

            (a) Liens disclosed on Schedule 10.2 hereto;

            (b) Liens in favor of Bank pursuant to the Loan Documents;

            (c) Liens consisting of easements, rights-of-way, zoning restrictions or other restrictions on the real property that do not (individually or in the aggregate) materially affect the value of assets encumbered thereby or materially impair the ability of Borrower or its Subsidiaries to use such property in their respective businesses and none of which is violated in any material respect by existing or proposed structures of land use;

            (d) Liens for taxes, assessments or other governmental charges that are not delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject to such Liens, and for which adequate reserves have been established;

            (e) Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject to such Liens, and for which adequate reserves have been established;

            (f) Liens resulting from good faith deposits to secure payment of workmen's compensation or other social security programs or to secure the performance or tenders, statutory obligations, surety and appeal bonds, bids, contracts (other than for payment of Debt) or leases, all in the ordinary course of business; and

            (g) Liens securing Debt permitted by Section 10.1(c) hereof.

      Section 10.3. Mergers, Etc. Borrower will not, and will not permit any Subsidiary to, become a party to a merger or consolidation, or purchase or otherwise acquire all or any part of the assets of any Person or any shares or other evidence of beneficial ownership of any Person, or wind-up, dissolve or liquidate provided, however, that certain transactions involving internal reorganizations among the Borrower and/or its direct and indirect Subsidiaries may be permitted, provided that 30 days advance notice thereof is provided to the Bank and provided that the Borrower and/or any affected Subsidiary shall execute such amendments to the Loan Documents or new Loan Documents as the Bank may require in connection therewith. [9]

      Section 10.4. Loans and Investments. Borrower will not permit any of the following:

            (a) Penson Worldwide's advance, loan, extension of credit or capital contribution to or investment (i) in Worldwide in excess of $10,000,000 and (ii) in Worldwide and Canada in the aggregate in excess of $15,000,000 (including clause (i) hereof); provided, however, that (x) no such advances to Canada may result from the proceeds of the Term Loan, (y) no more than $5,000,000 of any advances to Worldwide may result from the proceeds of the Capital Investment, and (z) no more than $4,000,000 advanced to Worldwide may result from the proceeds of the Term Loan. [10], [11]

            (b) The Borrower or any Subsidiary's advance, loan, extension of credit, or capital contribution to or investment in Penson Worldwide, except as may be required for (a) making payments under the terms of the Debt permitted under Section 10.18 of this Agreement or (b) for the payment of expenses that arise in the ordinary course of business; provided, however, that no such contribution or investment in Penson Worldwide shall (x) cause a breach of Section XI of this Agreement or (y) shall be made if there is an Event of Default under Section XI of this Agreement.

            (c) Either Nexa or SAMCO BD LLC's advance, loan, extension of credit, or capital contribution to or investment in Penson Worldwide other than in the ordinary course of business to support and facilitate technology infrastructure and sales.

            (d) Penson Worldwide's advance, loan, extension of credit or capital contribution to or investment (i) in Worldwide in excess of $5,000,000 and
      (ii) in Worldwide and Canada in the aggregate in excess of $15,000,000 (including clause (i) hereof); provided, however, that (x) no such advances to either Worldwide or Canada may result from the proceeds of the Term Loan and (y) no more than $5,000,000 of any advances to Worldwide may result from the proceeds of the Capital Investment.

      Notwithstanding anything to the contrary contained in this Section 10.4, the Borrower shall be permitted to repurchase stock in the Borrower from any employee of the Borrower upon such employee's termination of employment; provided that such stock repurchases shall be (i) in a maximum aggregate amount of $1,000,000 and (ii) at a price per share not in excess of such price that the Borrower would offer to purchasers of stock of the Borrower at the time of the repurchase. In addition, nothing contained in this Agreement shall prohibit the Nexa Investment or the Keefe Investment. [9]

      Section 10.5. Transactions With Affiliates. Borrower will not enter into, and will not permit any Subsidiary to enter into, any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than is customary in the business in which Borrower is engaged.

      Section 10.6. Disposition of Assets. Borrower will not sell, lease, assign, transfer, or otherwise dispose of any of its assets, or permit any Subsidiary to do so with any of its assets, except dispositions of assets in the ordinary course of business.

      Section 10.7. Sale and Leaseback. Borrower will not enter into, and will not permit any Subsidiary to enter into, any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person and as permitted by Section 10.1. [9]

      Section 10.8. Prepayment of Debt. Borrower will not prepay, and will not permit any Subsidiary to prepay, any Debt, except the Obligations. Borrower will not permit Penson Worldwide, Nexa or SAMCO BD LLC to prepay any Debt, except (a) the Obligations, (b) the Service Lloyd's Debt in amounts consistent with the repayment schedule existing as of the Effective Date as set forth on Schedule
10.8 hereto or (c) as permitted by Section 10.18. [9]

      Section 10.9. Nature of Business. Borrower will not, and will not permit any Subsidiary to, engage in any business other than the businesses in which they are engaged as of the date hereof.

      Section 10.10. Environmental Protection. Except as shall be in compliance with Environmental Laws, Borrower will not, and will not permit any Subsidiaries to, (a) use (or permit any tenant to use) any of their respective properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material, (b) generate any Hazardous Material, or (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material, in each case where the same could reasonably be expected to cause a Material Adverse Effect. Borrower will not, and will not permit any Subsidiaries to, conduct any activity or use any of their respective properties or assets in any manner in violation of any Environmental Law or so as to create any Environmental Liabilities for which Borrower or any Subsidiaries would be responsible.

      Section 10.11. Limitation on New Subsidiaries. Borrower shall not form, and shall not permit Penson Worldwide, Nexa or SAMCO BD LLC to form, any new Subsidiary without prior written notice to Bank. [9]

      Section 10.12. Accounting. Borrower will not, and will not permit any Subsidiary to, (a) change its fiscal year, unless Borrower shall have given Bank prior notice of such change, or (b)make any material change (i)in accounting treatment or reporting practices, except as required by GAAP and disclosed to Bank, or (ii) in tax reporting treatment, except as required by law and disclosed to Bank.

      Section 10.13. Limitation on Issuance of Capital Stock. Borrower will not, and will not permit any Subsidiaries to, at any time issue, sell, assign, or otherwise dispose of (a) any of its capital stock, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its capital stock, or (c) any option, warrant, or other right to acquire any of its capital stock.

      Section 10.14. Restricted Payments. If any Default exists and is continuing, Borrower will not declare or pay any dividends or make any other payment or distribution (in cash, property, or obligations) on account of its capital stock, redeem, purchase, retire, or otherwise acquire any of its capital stock, or permit any of its Subsidiaries to purchase or otherwise acquire any capital stock of Borrower or another Subsidiary, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its capital stock or for any redemption, purchase, retirement, or other acquisition of any of its capital stock, or grant or issue any capital stock or any warrant, right, or option pertaining to its capital stock, or issue any security convertible into capital stock.

      Section 10.15. Change in Management. Borrower will not make, and will not permit any Subsidiary to make, changes to the executive management of Borrower or the Subsidiaries involving William D. Gross, Daniel P. Son, Philip A. Pendergraft or Roger J. Engemoen, Jr.; provided, however, that in the event of the death of one of the referenced individuals, the Borrower shall be entitled to a 30 day period following such event to notify the Bank thereof and to provide additional support to the loans to the Bank's satisfaction in its sole discretion. [9]

      Section 10.16. No Negative Pledges. Borrower shall not, and shall not permit any of its Subsidiaries to enter into or permit to exist any arrangement or agreement, other than pursuant to this Agreement or any Loan Document, which directly or indirectly prohibits the Borrower or any of its Subsidiaries from creating or incurring a Lien on any of its assets.

      Section 10.17. No Restrictive Agreements. Borrower will not permit any of its Subsidiaries to enter into any indenture, agreement, instrument or other arrangement which, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the declaration or payment of dividends, the making of loans, advances or investments or the sale, assignment, transfer or other disposition of property, except as set forth in the documents relating to the Capital Investment. [9]

      Section 10.18. Penson Worldwide Debt. Borrower shall not permit Penson Worldwide to incur any Debt other than the Convertible Note, Other Convertible Debt, the Short Term Debt, the SunGard Debt, the Nexa Debt and the Service Lloyd's Debt; provided, however, the maximum amount of Debt that Penson Worldwide shall be permitted to incur (in addition to the SunGard Debt, the Nexa Debt and the Short Term Debt) shall not exceed $15,000,000. Furthermore, Borrower shall not permit Penson Worldwide to make any prepayments under the SunGard Debt, the Service Lloyd's Debt, the Nexa Debt, the Convertible Note or Other Convertible Debt at any time before this Agreement is terminated and all amounts due hereunder have been paid in full. In addition, Borrower shall not permit Penson Worldwide to make any payments under the Service Lloyd's Debt, the Convertible Note, the Short Term Debt, the Sungard Debt, the Nexa Debt or Other Convertible Debt upon the occurrence of a Default or Event of Default under this Agreement, or a "default" under the Service Lloyd's Debt, the Convertible Note, the Short Term Debt, the SunGard Debt, the Nexa Debt or Other Convertible Debt. [9]

      Section 10.19. Short Term Debt. Following the repayment of Short Term Debt permitted under this Agreement, no additional Short Term Debt may be borrowed until there has been no outstanding Short Term Debt for a period of at least 30 consecutive days. [8]

                                   ARTICLE XI

                               Financial Covenants

      Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding, Borrower will observe and perform or cause PFS to observe and perform, as the case may be, the following financial covenants, unless Bank shall otherwise consent in writing:

      Section 11.1. Monthly Liquidity Maintenance. Borrower shall cause its Subsidiaries to maintain Unencumbered Cash and Cash Equivalents having an aggregate market value of not less than $12,000,000 as of the end of each fiscal month.

      Section 11.2. Intentionally Omitted. [1], [3]

      Section 11.3. PFS Minimum EBITDA Requirement. Borrower shall cause PFS to generate EBITDA of at least (a) $4,500,000 for each fiscal quarter until the fiscal quarter ending March 31, 2005 and (b) $5,000,000 for each fiscal quarter thereafter. [4], [9]

      Section 11.4. Monthly Minimum Capital Requirements. Borrower shall cause PFS to maintain as of the end of each fiscal month Regulatory Capital which exceeds the sum of (a) 5% of the Debit Balances, plus (b) the Additional Amount. For purposes of this Section 11.4, "Additional Amount" shall mean $8,000,000. [8], [9]

      Section 11.5. Penson Worldwide Quarterly Minimum Tangible Net Worth. Borrower shall cause Penson Worldwide to maintain, on a consolidated basis, as of the end of each fiscal quarter, Tangible Net Worth in an amount not less than the sum of (a) $50,000,000 plus (b) 75% of the combined consolidated cumulative positive net income of Penson Worldwide for each fiscal quarter ending on or after September 30, 2004. [4], [5], [9]

      Section 11.6. Minimum Debt Service Coverage Requirement. Borrower shall cause Penson Worldwide to maintain, on a consolidated basis with its Subsidiaries, as of the end of each fiscal quarter, tested quarterly for the twelve-month period then ending, a Debt Service Coverage Ratio of at least a ratio of 1.25 to 1.00. [9]

      Section 11.7. Penson Worldwide EBITDA. Borrower shall not permit Penson Worldwide to permit more than 25% of its EBITDA to be based upon income of any direct or indirect foreign Subsidiaries. [1]

      Section 11.8. Intentionally Omitted. [9]

      Section 11.9. Intentionally Omitted. [9]

                                   ARTICLE XII

                                     Default

      Section 12.1. Events of Default. Each of the following shall be deemed an "Event of Default":

            (a) Borrower shall fail to pay when due the Obligations or any part thereof and such failure shall continue unremedied for three Business Days.

            (b) Any representation or warranty made or deemed made by Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

            (c) Borrower, PFS or any Obligated Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in
      Article IX of this Agreement and such failure shall continue unremedied for 20 days after Borrower receives notice of such failure or obtains knowledge thereof.

            (d) Borrower, PFS or any Obligated Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in this Agreement or any other Loan Document (except those described in (a) or (c) of this Section 12.1).

            (e) Borrower, any Subsidiary, or any Obligated Party shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

            (f) An involuntary proceeding shall be commenced against Borrower, any Subsidiary, or any Obligated Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of thirty (30) days.

            (g) Any attachment or sequestration, or any similar proceeding or proceedings to seize or impose a Lien upon any assets or properties of Borrower, any Subsidiary, or any Obligated Party involving an aggregate amount in excess of $100,000 shall have been commenced against any assets or properties of Borrower, any Subsidiary, or any Obligated Party and shall not have been discharged within a period of thirty (30) days after the commencement thereof.

            (h) A final judgment or judgments for the payment of money in excess of $100,000 in the aggregate shall be rendered by a court or courts against Borrower, any Subsidiary, or any Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and Borrower, the relevant Subsidiary, or the relevant Obligated Party shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

            (i) Borrower, any Subsidiary, or any Obligated Party shall fail to pay when due any principal of or interest on any Debt (other than the Obligations), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred (and shall not be waived or otherwise cured) that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment, including, without limitation, a default under the Service Lloyd's Debt.

            (j) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Borrower, any Subsidiary, any Obligated Party or any of their respective shareholders, or Borrower or any Obligated party shall deny that it has any further liability or obligation under any of the Loan Documents, or any Lien or security interest created by the Loan Documents shall for any reason cease to be a valid, first priority perfected security interest in and Lien upon any of the Collateral purported to be covered thereby.

            (k) Any of the following events shall occur or exist with respect to Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Bank subject Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed $100,000.

            (l) Borrower, any Subsidiary, or any Obligated Party or any of their properties, revenues, or assets, shall become subject to an order of forfeiture, seizure, or divestiture and the same shall not have been discharged within thirty (30) days from the date of entry thereof.

            (m) The Service Lloyd's Debt is repaid in amounts greater than the repayment schedule for the Service Lloyd's Debt existing as of the Effective Date or any other Debt is repaid in violation of Section 10.8 or
      Section 10.18. [9]

      Section 12.2. Remedies Upon Default. If any Event of Default shall occur and be continuing, Bank may without notice declare the Obligations or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower; provided, however, that upon the occurrence of an Event of Default under Section 12.1(e) or Section 12.1(f), the Obligations shall be immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all which are hereby expressly waived by Borrower. If any Event of Default shall occur and be continuing, Bank may exercise all rights and remedies available to it in law or in equity, under the Loan Documents, or otherwise.

      Section 12.3. Setoff. If an Event of Default shall have occurred and be continuing, Bank shall have the right to set off and apply against the Obligations in such manner as Bank may reasonably determine, at any time and without notice to Borrower, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Bank to Borrower whether or not the Obligations are then due. The rights and remedies of Bank hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Bank may have. Bank agrees to notify Borrower after any such set-off and application.

      Section 12.4. Performance by Bank. If Borrower shall fail to perform any covenant or agreement contained in any of the Loan Documents, Bank may perform or attempt to perform such covenant or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Bank, promptly pay any reasonable amount expended by Bank in connection with such performance or attempted performance to Bank, together with interest thereon at the Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that Bank shall not have any liability or responsibility (except for its gross negligence or willful misconduct) for the performance of any obligation of Borrower under this Agreement or any other Loan Document.

                                  ARTICLE XIII

                                  Miscellaneous

      Section 13.1. Expenses. Borrower hereby agrees to pay on demand: (a) all costs and expenses of Bank in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the fees and expenses of legal counsel for Bank, (b) all costs and expenses of Bank in connection with any Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, the reasonable fees and expenses of legal counsel for Bank, (c) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or Lien contemplated by this Agreement or any other Loan Documents, and (d) all other costs and expenses incurred by Bank in connection with this Agreement or any other Loan Document.

      Section 13.2. INDEMNIFICATION. BORROWER HEREBY AGREES TO INDEMNIFY BANK, ITS AFFILIATES AND ITS RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, ATTORNEYS, AGENTS, AND PARTICIPANTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, INTEREST, EXPENSES (INCLUDING ATTORNEYS' FEES) AND AMOUNTS PAID IN SETTLEMENT TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (a) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (b) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (c) ANY BREACH BY BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (d) THE USE OR PROPOSED USE OF ANY BORROWING, OR
(e) ANY INVESTIGATION, LITIGATION OR OTHER PROCEEDING, INCLUDING WITHOUT LIMITATION ANY THREATENED INVESTIGATION, LITIGATION OR OTHER PROCEEDING, RELATING TO ANY OF THE FOREGOING; PROVIDED, HOWEVER, THAT NO PERSON TO BE INDEMNIFIED HEREUNDER SHALL HAVE THE RIGHT TO BE INDEMNIFIED FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND

HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS AND EXPENSES (INCLUDING ATTORNEYS'
FEES).

      Section 13.3. Limitation of Liability. Neither Bank nor any Affiliate, officer, director, employee, attorney, or agent of Bank shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrower hereby waives, releases, and agrees not to sue Bank or any of Bank's Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

      Section 13.4. No Fiduciary Relationship. The relationship between Borrower and Bank with respect to the Loan Documents and the transactions governed thereby is solely that of debtor and creditor, and Bank has no fiduciary or other special relationship with Borrower with respect to the Loan Documents and the transactions governed thereby, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Bank with respect to the Loan Documents and the transactions governed thereby to be other than that of debtor and creditor.

      Section 13.5. No Waiver; Cumulative Remedies. No failure on the part of Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

      Section 13.6. Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of Bank and Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Bank.

      Section 13.7. Survival. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Bank or any closing shall affect the representations and warranties or the right of Bank to rely upon them. Without prejudice to the survival of any other obligation of Borrower hereunder, the obligations of Borrower under Sections 13.1, and 13.2 shall survive repayment of the Notes and termination of the Term Loan Commitment.

      Section 13.8. Amendment. The provisions of this Agreement and the other Loan Documents to which Borrower is a party may be amended or waived only by an instrument in writing signed by the parties hereto.

      Section 13.9. Maximum Interest Rate. No provision of this Agreement or any other Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither Borrower nor the sureties, guarantors, successors, or assigns of Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event Bank ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness evidenced by the Notes, at Bank's option; and, if the principal of the Notes have been paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Borrower and Bank shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Notes, as applicable, so that interest for the entire term does not exceed the Maximum Rate; provided that, if the unpaid principal balance is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, Bank shall refund to Borrower the amount of such excess and, in such event, Bank shall not be subject to any penalties provided by any laws for contracting for, charging, receiving, taking, collecting, reserving or applying interest in excess of the Maximum Rate.

      Section 13.10. Notices. All notices and other communications provided for in this Agreement and the other Loan Documents to which Borrower is a party shall be given or made by telecopy, or in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party at such other address as shall be designated by such party in a notice to the other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, five (5) business days after being duly deposited in the mails, in each case given or addressed as aforesaid.

      Section 13.11. GOVERNING LAW; VENUE; SERVICE OF PROCESS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS AGREEMENT HAS BEEN ENTERED INTO IN DALLAS COUNTY, TEXAS, AND IT SHALL BE PERFORMABLE FOR ALL PURPOSES IN DALLAS COUNTY, TEXAS. ANY ACTION OR PROCEEDING AGAINST BORROWER UNDER OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN DALLAS COUNTY, TEXAS. BORROWER HEREBY IRREVOCABLY (a) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (b) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT OR THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. BORROWER AGREES THAT SERVICE OF PROCESS UPON

IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION
13.10. NOTHING HEREIN OR IN ANY OF THE OTHER LOAN DOCUMENTS SHALL AFFECT THE RIGHT OF BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF BANK TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR WITH RESPECT TO ANY OF ITS PROPERTY IN COURTS IN OTHER JURISDICTIONS.

      Section 13.12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      Section 13.13. Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

      Section 13.14. Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

      Section 13.15. Non-Application of Chapter 346 of Texas Finance Code. The provisions of Chapter 346 of the Texas Finance Code (Vernon's Texas Finance Code Ann.) are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other Loan Documents or to the transactions contemplated hereby.

      Section 13.16. Participations. Bank shall have the right at any time and from time to time to grant participations in the Notes and any other Loan Documents. Each actual or proposed participant shall be entitled to receive all information received by Bank regarding Borrower and Subsidiaries, including, without limitation, information required to be disclosed to a participant pursuant to Banking Circular 181 (Rev., August 2, 1984), issued by the Comptroller of the Currency (whether the actual or proposed participant is subject to the circular or not).

      Section 13.17. Construction. Borrower and Bank acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrower and Bank.

      Section 13.18. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF BANK IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT THEREOF.

      Section 13.19. NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT, THE NOTES, THE OTHER LOAN DOCUMENTS, AND THE INSTRUMENTS AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH, REPRESENT THE FINAL

AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                   [Balance of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                        BORROWER:

                                        SERVICE ASSET INVESTMENTS, INC.

                                        By: ___________________________________
                                        Name: _________________________________
                                        Title: ________________________________

                                        Address for Notices for Borrower:
                                        1700 Pacific Avenue, Suite 1400
                                        Dallas, Texas 75201
                                        Attention: ____________________________
                                        Fax No.: ______________________________
                                        Telephone No.:

                                        BANK:

                                        GUARANTY BANK

                                        By: ___________________________________
                                        Name: _________________________________
                                        Title: ________________________________

                                        Address for Notices:
                                        8333 Douglas Avenue
                                        Dallas, Texas 75225
                                        Attention: ____________________________
                                        Fax No.: ______________________________
                                        Telephone No.: ________________________

                                INDEX TO EXHIBITS

Exhibit       Description of Exhibit                Section
-------       ----------------------                -------
  "A"         Term Note                              2.2
  "B"         Pledge Agreement                      6.1(a)
  "C"         Compliance Certificate                9.1(c)

                               INDEX TO SCHEDULES

Schedule          Description of Schedule                    Section
--------          -----------------------                    -------
 8.5         Existing Litigation                               8.5
 8.9         Existing Debt                                     8.9
 8.10        Tax Investigations                               8.10
 8.14        List of Subsidiaries                             8.14
 8.19        Environmental Matters                            8.19
 10.2        Existing Liens                                   10.2
 10.8        Service Lloyd's Debt Repayment Schedule          10.8

                                  SCHEDULE 7.5

#02/01 A. ABBAS, A. ABBASBHAI AND S. ALI ABBAS V. ALL TECH DIRECT, INC., ET AL.

ALL-TECH

Claimants allege damages relating to alleged unauthorized trading and executions, improper margin calculations and liquidations, and failure to provide information relating to the partnership and IRA accounts of Claimants. Accounts opened with All Tech in February 1999 and transferred to PFSI from Southwest Securities in April 1999. Damages alleged "not to exceed $500,000."

03/20/01 - PFSI served with Statement of Claim
05/18/01 - PFSI's Motion to Dismiss & Response
05/01/01 - All-Tech's Answer & Affirmative Defenses
01/29/02 - PFSI's Request for Documents
02/04/02 - Claimant's First.Request for Documents
02/11/02 - Respondent SWS Motion to Compel the Production of Documents from
           Claimant
03/12/02 - PFSI files Objections & Responses to Claimant's lst Request for
           Information & Documents
           Claimant's Response to Respondent All-Tech for lst Request for Information & Documents
           Claimant's Response to Respondent Southwest securities for 1st Request for Information & Documents
           Claimant's Motion to Compel Southwest Securities
10/22/02 - PFSI submits letter in response to All-tech's request for continuance and amended Motion to Dismiss
11/02/02 - Hearing scheduled in Chicago Hearing re-scheduled - no date set yet 11/18/02 - PFSI submits Motion to Dismiss
12/30/02 - Claimant rejects PFSI's settlement efforts and Panel has not yet scheduled hearing dates on the dismissal motions or the merits hearing.
05/15/03 - Arbitrator did not show for the scheduled hearing and was subsequently replaced
06/02/03 - The new Arbitrator did not receive the complete file from the NASD and the meeting was adjourned and would reconvene on July 25th. 10/14/03 - Scheduled Telephonic hearing was cancelled due to another arbitrator withdrawal.
12/02/03 - Pre-hearing conference scheduled for l0:00am.
12/17/03 - Respondents Motion for Summary Judgment was denied by the NASD panel 05/2005- Hearing scheduled

STATUS: Pending

#06/01 HAPPY MOTORS, INC. AND BENJAMIN NEHMATNEJAD VS. U.S. TRADING COMPANY AND PFSI

U.S. TRADING

Claimants allege damages in the amount of $400,000 due to alleged negligent misrepresentations, unauthorized trading, unsuitable recommendations, and violations of fiduciary duties relating to their accounts with U.S. Trading. No specific claims against PFSI are alleged.

05/08/01 - PFSI served with Statement of Claim
06/19/01 - Request to Claimants by PFSI for Document Production
           Original Answer of PFSI & Motion to Dismiss
07/11/01 - Original Answer of US Trading
01/25/02 - PFSI's Objections & Responses to Claimants First Request for
           Production of Documents
02/06/02 - Motion to Dismiss was heard by the Arbitration Panel- There has been no ruling to date (01/22/04)
04/27/02 - Scheduling of Hearings with Arbitrators should occur within the next month and Final Hearings are anticipated to be scheduled in New York. 09/11/02 - Hearings with Arbitrators is being re-scheduled At this writing a firm date has still not been established.
09/10/04 - A Prehearing conference is to be scheduled by the NASD.

#07/02 PFSI VS. TOM CABE & PHOENIX ENERGY CO, INC.

U.S. TRADING

In 2000, PFSI was granted a lien on an office building owned by phoenix Energy Companies, Inc. to secure an indebtedness owed to PFSI by its correspondent, M.G. Securities, Inc. ("M.G. Securities"). At the time the lien was granted to PFSI, Phoenix Energy Companies, acting through its President, Tom Cabe, represented to PFSI in Deed of Trust that there were two other liens and then represented and warranted to PFSI "that there are no encumbrances against the Property other than the Prior Liens and the Other Exceptions to Conveyance and Warranty." Ultimately, another, superior lien was discovered, which lien was foreclosed in July, 2002. PFSI filed this action for its damages from the misrepresentation of the lien status. On December 16, 2002, PFSI was granted a judgment, by default, against both defendants, jointly and severally, in the amount of $459,962. Defendants moved to set aside the judgment and requested a new trial. At a hearing on that motion on February 24, 2003, the court set aside the default judgment. On November 12, 2003, the case was tried on the merits before Judge Charles Stokes, who ruled that PFSI take nothing against either Defendant. PFSI has filed a Motion for a New Trial to see if this Judgment can be set aside.

11/12/02 - PFSI files Statement of Claim
           PFSI files Notice of Lis Pendens seeking to establish right to enforce lien and attempt to recover damages
12/16/02 - Court grants PFSI's Motion for Default Judgment and allows recovery
           (jointly and severally) the amount of $459,962.00 in actual damages plus court costs and with a 10% APR applied for post judgment interest
12/26/02 - PFSI files Writ of Garnishment against Bank of America
02/24/03 - Default Judgment is Set Aside and Court Grants Motion for New Trial 03/04/03 - Most recent Date of Foreclosure Sale at the Dallas County Courthouse 03/07/03 - Release of Judgment Lien filed.
05/21/03 - Agreed Final Judgment signed by Counsel for PFSI & Bank of America.
           Bank of America will recover legal costs in the amount of $743.49 and PFSI will recover $459,962.00.
10/02/03 - Mediation Conference scheduled for 1:30pm
10/14/03 - Trial set for 9:00am. (Postponed by the Court)
11/05/03 - New Trial Date
11/13/03 - Ruling was made in favor of Defendant. However,PFSI has not yet received the court Judgment.
01/05/04 - PFSI files Motion for New Trial - PFSI has offered $12,500 in settlement - Awaiting counter offer
07/15/04 - Thomas Cabe files suit against PFSI claiming wrongful garnishment and conversion and seeks relief in the amount of $50,000.00
08/09/04 - PFSI files Answer.

STATUS: Pending

#09/02 COLE T. COFFER & WM. R. SKUTCH & ANDREW MOED VS. SAMCO, SVC. ASSET TRADING, INC., SAMCO TRADING, INC., PWW, INC., PFSI, ROGER J. ENGEMOEN, JR. & JAMES J. KUBISAK

Suit claims that Plaintiffs were fraudulently induced to resign from stable and financially rewarding long-term positions with there respective previous employers based on alleged material misrepresentations and omissions concerning the financial condition of the business and business plans for the New York trading office. Both Defendants allege a material breach of their signed two-year employment contracts and the deliberate destruction of corporate records. The suit alleges the following: Fraudulent Inducement / Fraudulent Concealment / Tortuous Interference with Contractual Relations / Breach of Contract / Promissory Estoppel / & Civil Conspiracy. Plaintiffs are seeking $5,250,000.00 million in damages plus prejudgment interest, punitive damages and attorney fees.

12/17/02 - Suit filed in US District Court-NY
02/07/03 - PFSI Files Motion to Dismiss
         - SAMCO files Answer to Original Complaint & Request for NASD
           Arbitration
         - PFSI submits Memorandum of Law
04/09/03 - Hearing scheduled relating to Motion to Compel NASD Arbitration. 04/18/03 - PFSI received a First Amended Complaint adding a new Plaintiffby the name of Louis Andrew Moed, who alleges similar charges, Fraudulent Inducement, Breach of Contract etc. Additionally, the Prayer for Relief was also amended and Plaintiff's are now seeking $5,250,000.00 plus prejudgment interest.
04/23/03 - Plaintiff's submit initial disclosures
05/12/03 - Plaintiff's submit Interrogatories & First Request for Production of
           Documents
06/13/03 - PFSI/SAMCO filed Responses to Interrogatories & Production of
           Documents

06/13/03 - Service Asset Trading Answers 1st Set of Interrogatories
08/11/03 - Depositions conducted in New York
10/15/03 - Defendant's Answer and Counter Claim was submitted
10/16/03 - Deposition date for Mr. Moed and Mr. Skutch is scheduled for 9:00am 10/31/03 - Memorandum Decision compels arbitration before the NASD
11/10/03 - Defendants submit Statement of Answer
03/17/04 - Pre-Hearing Date Scheduled
03/24/04 - Notified by NASD that both Coffer and Skutch had filed separate
           Arbitration claims.
04/07/04 - PFSI submits request to re-consolidate both matters
08/2004 -  Matters #04-01101, #04-01225 and #04-01101 have been consolidated into one case. The new case will be listed as #03-06611. Hearing dates are being rescheduled

STATUS: Pending

#03/03 FRANCIS MCCUTCHAN & SCOTT SCHONDAU V. SAMCO CAPITAL MKTS., PFSI & LEE MAVERICK

Claimants allege they were defamed when PFSI/SAMCO filed false and misleading information on each of their Form U-5's. They site (1) incorrect termination date, (2) the failure to note that the TRO filed by SAMCO was dissolved following an evidentiary hearing leaving the misconception that the allegations had been validated by a court; (3) "resigned subject to litigation"; and (4) that the form U-5's erroneously suggest the both men were under internal review at the time of their resignation, thus causing the NASD to require addition DRP information from both men and preventing registration with their new employer.

03/19/03 - Received Copy of Statement of Claim
04/30/03 - PFSI submits Answer & Counterclaims
05/12/03 - Claimants submit Response to Counterclaims
06/19/03 -NASD has requested mediation for this matter
08/11/03 - Depositions commence.
08/20/03 - Initial pre-hearing conference is scheduled for September 10, 2003 11/04/03 - Initial pre-herring telephonic conference was held
11/20/03 - The Scheduling Order reflects the following time frames:
           HearingSession scheduled April 21, 2004 through April 22, 2004 / Discovery cut-off date is March 25, 2004.
01/21/04 - Mediation scheduled
04/06/04 - Received drafts of Settlement Agreement and Release / Proposed
           Stipulated Award, wherein parties agree to request Expungement of U-5 information from McCutchan and Schondau's registration records.

STATUS: Pending

#08/03 PFSI V. HARTFORD FIRE INSURANCE COMPANY

PFSI

PFSI is bringing claim against Hartford for Business interruption losses arising from the events of 9/11/2001.

09/12/03 - PFSI files Original Petition for Declaratory Judgment
10/22/03 - Hartford submits Notice of Removal thereby changing the forum of the case from State Court to the Federal Court.
10/29/03 - Hartford files Original Answer
11/24/03 - PFSI & Hartford submit Joint Report Concerning Scheduling Order.
           Parties have agreed to exchange initial disclosures on or before 12/12/03.
12/01/03 - Court enters Scheduling Order
12/15/03 - PFSI submits Initial Disclosures
03/05/04 - PFSI submits Objections and Responses to Defendant's First Set of
           Interrogatories and Request for Production
04/13/04 - Agreed Protective Order filed.
04/13/04 - PFSI submits First Request for Production of Documents
06/07/04 - Deposition date for Phil Pendergraft
06/29/04 - PFSI & Hartford file Joint Motion for Extension of Time to Extend
           Current Scheduling Dates
07/30/04 - Hartford files Motion for Summary Judgment Brief in Support of
           Summary Judgment and Appendix

STATUS: Pending

#10/03 JOHNNY L HUGHLEY, SR., LEANDER W. HUGHLEY, JOHNNY L HUGHLEY SR. & LEANDER
W. HUGHLEY FAMILY TRUST, CLAIMANTS V. PRUDENTIAL INSURANCE COMP., BYRON RAINNER, (AND INDIVIDUAL) SYNERGY INVESTMENT GROUP, PFSI AND METLIFE SECURITIES, INC.,

                                     SYNERGY

Claimants allege unauthorized transfers and trades placed in their account diluted their invested lottery winnings in excess of $700,000.00.

09/18/03 - PFSI received Statement of Claim
10/30/03 - Prudential files Original Answer
10/31/03 - PFSI files Original Answer and Motion to Dismiss
02/10/04 - Panel Chair Agreed upon
04/05/04 - Telephonic conference scheduled
04/02/04 - Claimant submits First Amended Statement of Claim adding three more
           Respondents
06/01/04 - Discovery Deadline
06/16/04 - Telephonic hearing on PFSI's Motion to Dismiss
09/20-23/04 - Hearing Scheduled
04/29/04 - PFSI submits Memorandum in Support of Motion of Dismiss
05/06/04 - PFSI submits Request for Production of Documents
06/07/04 - PFSI submits Reply to Claimants Motion to Dismiss
07/01/04 - PFSI submits Objections and Responses to Claimant's First Request for
           Production of Documents
08/03/04 - PFSI submits request for reconsideration of the Motion to Dismiss 10/20-10/25/04 - Hearing Rescheduled

STATUS: Pending

#13/03 PFSI V. DTC

PFSI

PFSI alleges Breach of Contract under the Participant's Agreement with DTC, in addition to Wrongful Conversion, Breach of Fiduciary Duty, and Unjust Enrichment. PFSI is seeking to recover $162,760.11 in attorney's fees and costs incurred in the purchase of 4,000,000 shares of Oak Ridge to cover a short position at DTC.

12/01/03 - PFSI files Original Complaint
01/23/04 - DTC files their Answer and Court orders the preparation of a Joint
           Status Report
02/13/04 - PFSI along with DTC file Court ordered Joint Status Report
02/17/04 - Case set for Jury Trial March 7 - 21, 2005
03/16/04 - PFSI First Request for Production of Documents
03/23/04 - PFSI's Objections & Responses to Defendant's 1st Request for
           production of Documents
04/27-28/04 - Deposition dates for Jill Zacha and Phil Pendergraft
05/18/04 - Deposition date for Richard Hart
05/19 or 20/04 - Tentative deposition dates for Dan Son
04/14/04 - Agreed Protective Order filed.
04/20/04 - PFSI's Objections & Responses to Defendant's 2nd Request for
           Production of Documents
06/07/04 - PFSI files Joint Report on Discovery Progress and Status of
           Settlement Negotiations.
           PFSI has scheduled depositions to be taken June 15-17 for four of Defendant's employees. Parties have deferred settlement discussions pending completion of the first round of deposition discovery and parties believe the case is appropriate for referral to a mediator. PFSI has proposed their selection for the mediator appointment and DTC is considering the proposal.
08/25/04 - Mediation scheduled in Dallas. Matter unresolved in mediation. PFSI will proceed forward to jury trial in Dallas, Texas.

STATUS: Pending

PFSI V. BLACKWOOD ET. AL.

PFSI

PFSI is a creditor in the bankruptcy of several Blackwood entities (including a former correspondent and a software company). Our claims against the Blackwood entities exceed $1,000,000. The only Blackwood entity with any assets is the software company; however, that company's assets will fall significantly short of satisfying all outstanding creditor claims. PFSI received guarantees of Blackwood's obligations from Messrs. Weinger, Schlifstein and Bag (Bag should have significant credit) and filed suit against the guarantors to collect. The suit against the guarantors was consolidated into the bankruptcy case. PFSI has settled with defendant Weinger for $140,000, which has been received. PFSI has located some assets (less than $10,000 in bank accounts) of Bag but is seeking to locate others and compel further depositions. Bag is seeking to evade service and has, most likely, fraudulently transferred assets to his wife and other parties.

02/23/04 - PFSI's Motion for Summary Judgment is granted against defendants
           Weinger and Bag. Defendant Schlifstein brought his own personal Chapter 7 bankruptcy proceeding, the judge consequently declined to grant summary judgment against Schlifstein citing an automatic stay.
06/03/04 - Judgment against Guarantor entered in the amount of $ 1,188,833.64 in favor or PFSI.

STATUS: Pending

#05/04 LYMAN & CHRISTA DAVIS V. TRADE SECRETS FINANCIAL NETWORK, INC., PFSI AND ET AL.

THINKORSWIM, INC.

Claimants allege Trade Secrets mismanaged their account and misrepresented their ability to perform in the options market. They also allege Negligence, Failure to Supervise, and Omission of Facts. Claimants seek a refund of the $800.00 management fee paid when they entered the "Managed Account Program" and reimbursement for the $10,000.00 losses incurred.

O5/20/04 - PFSI received NASD notice of arbitration.
06/18/04 - PFSI submits Motion to Dismiss and Answer
09/09/04 - PFSI submitted Response and Objections to Claimants Request for
           Information
10/25/04 - Hearing scheduled for Motion to Dismiss
01/25-01/27/05 - Hearing Scheduled

STATUS: Pending

#07/04 SYLVIA LEVIN, VS. THURSTON GENE GILMAN, STEVEN A. GILMAN, FINANCIAL LINKS & PFSI

PFSI

Claimant alleges unauthorized transfers and trades placed in an account managed by Gene and Steve Gilman, Principals at one of PFSI's former Correspondent's, Financial Links. The suit claims: Breach of Contract, Failure to Supervise, and Breach of Fiduciary Duty. Claimant seeks restitution in excess of $600,000. PFSI does not hold an account for Ms. Levin. It is believed that her funds were being circulated through an account under the name Arbor Securities, which was operated by the Gilman's.

05/04/04 - PFSI received Statement of Claim
08/05/04 - PFSI received Claimants Request for Documents and Information 08/20/04 - PFSI filed Answer and Motion to Dismiss

STATUS: Pending

#08/04 PFSI VS. EEL RIVER INVESTMENT COMPANY

PFSI

As authorized by an executed Customer Account Agreement and Trading Authorization, William Malloy, a registered rep with Delta Asset, executed a number of securities transaction on behalf of the Defendant. Many of the transactions were "short" positions, which the Defendant failed to deliver and claims were unauthorized. Consequently, PFSI was forced to cover the transactions resulting in a balance owed to PFSI in the amount of $1,771,593.15. PFSI is suing for actual damages, Breach of Contract, post and prejudgment interest and legal costs.

07/30/04 - PFSI files Original Complaint and Certificate of Interested Persons

STATUS: Pending

RESOLUTION CAPITAL INC. V. CENTRE DE PLACEMENT FINANCIERS EVEREST INC. AND PENSON FINANCIAL SERVICES CANADA

PFSC

Resolution alleges certain unauthorized and unreported trades under a commission sharing arrangement with Everest for which it believes Penson has responsibility. Claims are approximately C$900,000. Management believes the claims are without merit and that PFSC has significant potential counterclaims. PFSC in the process of selecting outside counsel to represent it and respond.

09/29/04- Resolution files Motion to Institute Pleadings

STATUS: Pending

                                  SCHEDULE 8.5

                              Existing Litigation

                                  SCHEDULE 8.9

                                  Existing Debt

                                      NONE

                                  SCHEDULE 8.9

Long-Term Debt:

-     Convertible Note dated 6/30/03 by Penson Worldwide in favor of Phil
      Pendergraft

-     Convertible Note dated 6/26/03 by Penson Worldwide in favor of Call Now,
      Inc.

-     Convertible Note dated 12/30/03 by Penson Worldwide in favor of Call Now,
      Inc.

-     Convertible Note dated 12/30/03 by Penson Worldwide in favor of Chris Hall

- Other Convertible Notes in favor of employees which, individually, do not exceed $250,000 and which are reflected on financial statements delivered to the Bank

- Other ordinary course documents evidencing indebtedness which, individually, do not exceed $250,000 and which are reflected on financial statements delivered to the Bank

- Promissory Note dated 12/6/01 by Samco Holdings, Inc. in favor of Service Lloyds Insurance Company

- Loan Agreement dated 11/4/02 between SunGard Data Systems, Inc. and Penson Worldwide with limited attornment by certain other parties, Promissory Note dated 11/4/02 by Penson Worldwide in favor of SunGard Data Systems, Inc., and Escrow Agreement dated 11/4/02 among SunGard Data Systems, Inc., Penson Worldwide and Blank Rome Comisky & McCauley

- Amended and Restated Loan Agreement dated 4/30/01 between Service Asset Investments, Inc. and Guaranty Bank and all pledge agreements, guaranties and other documents referred to therein

- Asset Purchase Agreement by and between Penson Worldwide, Nexa Technologies, Inc., a Delaware corporation, Nexa Technologies, Inc., a California corporation, Vista Holdings, Inc. and the individuals and entities listed in such agreement as the "Additional Indemnitors," dated May 7, 2004, and the ancillary agreements entered into in connection with such agreement

Short-Term Debt Principally Related To Securities Lending And Borrowing/Third Party Clearing And Execution Arrangements:

-     Master Note by PFS in favor of Bank of America NT&SA

-     Security Agreement dated 12/21/98 by PFS in favor of Bank of America NT&SA

- General Loan and Collateral Agreement dated 8/6/96 by PFS in favor of Chase Manhattan Bank

- Certain Subsidiaries engage in the business of borrowing and lending securities to facilitate customer short sales and for general financing purposes. These transactions are governed by a standard SIA Master Securities Lending Agreement, ISDA Swaps Agreement or other standard documentation

- Certain Subsidiaries have third party clearing and execution agreements pursuant to which short-term obligations may arise

- Agreement by PFS and Security Agreement, each dated 4/24/03 in favor of Bank of New York

- Master Call Loan and Security Agreement dated September 21, 2001 between Canada and Royal Bank of Canada

-     Agreement dated 9/30/02 between Canada and Bank of Montreal

-     Brokers Security Agreement dated 9/30/02 between Canada and Bank of
      Montreal

- Receiver of Credit Agreement For Debt Clearing Service dated 7/18/02 between Canada and Bank of Montreal

-     Guaranty dated 7/29/02 by Penson Worldwide in favor of Bank of Montreal

- Guarantee and Postponement of Claim dated 6/7/02 by Penson Worldwide in favor of Royal Bank of Canada

-     Confirmation of Grant of Hypotecs and list of liens

- Pre-Authorized Debit Agreement dated 10/30/03 between Canada and The Canadian Depository for Securities Limited

- Guarantee and Indemnity dated 4/7/04 by Penson Worldwide to FIMAT International Banque S.A. (UK Branch)

-     Guarantee letter dated 11/27/00 by PFS to Dresdner Bank AG

-     Guaranty dated 4/21/04 by Penson Worldwide to Carr Futures, Inc.

Miscellaneous Debt:

- Lease obligations in the ordinary course of business reflected on financial statements delivered to the Bank

-     Employment agreements in the ordinary course of business

-     Indemnity obligations entered into in the ordinary course of business

- Purchase Agreement among Keefe Managers LLC, SAI and the other parties thereto and the other documents referenced therein (these documents are anticipated to be executed on or about October 15, 2004)

                                  SCHEDULE 8.10

                               Tax Investigations

                                  SCHEDULE 8.14

                              List of Subsidiaries

                                  SCHEDULE 8.14

Direct and indirect Subsidiaries:

SAH, Inc. (a Delaware corp. that is a Subsidiary of Borrower)

Penson Financial Services, Inc. (a North Carolina corp. that is a Subsidiary of Borrower)

Integrated Trading Solutions, Inc. (a Delaware corp. that is a Subsidiary of Borrower)

Penson Holdings, Inc. (a Delaware corp. that is a Subsidiary of Borrower)

Samco Financial Services, Inc. (an Arizona corp. that is a Subsidiary of
Borrower)

Samco Financial Advisors Inc. (a Texas corp. that is a Subsidiary of Borrower)

Penson Financial Futures, Inc. (a Delaware corp. that is a Subsidiary of
Borrower)

Penson Financial Services Limited (a UK entity that is a subsidiary of Penson Holdings, Inc.)

Worldwide Nominees Ltd. (a UK entity that is a subsidiary of Penson Financial Services Limited)

Penson Financial Services Canada Inc. (a Canadian corp. that is a Subsidiary of Penson Holdings, Inc.)

Penson Ventures, Inc. (a Canada corp. that is a Subsidiary of Penson Holdings, Inc.)

Turnpike Trading Systems, Inc. (a Canada corp. that is a Subsidiary of Penson Ventures, Inc.)

                                  SCHEDULE 8.19

                              Environmental Matters

                                  SCHEDULE 10.2

Liens relating to certain Debt set forth on Schedule 8.9

                                  SCHEDULE 10.8

                     Service Lloyd's Debt Repayment Schedule

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE

             FOR MONTH ENDED __________, 200_ (the "Subject Period")

BANK:   GUARANTY BANK                              DATE: _____________, 200_

BORROWER: SAI HOLDINGS, INC., formerly known as SERVICE ASSET INVESTMENTS, INC.

      This certificate is delivered pursuant to Section 9.1(c) of the Amended and Restated Loan Agreement dated as of April 30, 2001 (as renewed, extended, or amended, the "Loan Agreement") among Borrower and Bank. All defined terms used in this certificate shall have the meanings ascribed to them in the Loan Agreement.

      I certify to Bank that, as of the date of this certificate, (a) I am an officer of the Borrower and that, as such, am authorized to execute this certificate on behalf of Borrower; (b) the financial statements of Borrower attached to this certificate were prepared in accordance with GAAP, and present fairly the financial condition and results of operations of the Borrower as of, and for the (quarter or fiscal year) ended as on, the last day of the Subject Period; (c) a review of the activities of the Borrower during the Subject Period has been made under my supervision with a view to determining whether, during the Subject Period, the Borrower performed, and complied with all of its obligations under the Loan Documents, and during the Subject Period, to my knowledge (i) the Borrower performed, and complied with all of its obligations under the Loan Documents (except for the deviations, if any, set forth on the schedule annexed to this certificate) in all material respects, and (ii) no Event of Default (nor any default) has occurred which has not been cured or waived (except Events of Default and defaults, if any, described on the schedule annexed to this certificate or otherwise waived in writing by Bank); and (d) to my knowledge, the status of compliance by Borrower with the financial covenants specified in the Loan Agreement at the end of the Subject Period (month or fiscal quarter), is as set forth on the schedule annexed to this certificate.

                                        SAI HOLDINGS, INC., formerly known as
                                        SERVICE ASSET INVESTMENTS, INC.

                                        By: ____________________________________
                                            Name: ______________________________
                                            Title: _____________________________

                       SCHEDULE TO COMPLIANCE CERTIFICATE
                       (For month ended _________, 200__)

      A. Describe deviations from performance or compliance with covenants, if any, pursuant to clause (c)(i) of attached certificate. If none, so state.

      B. Describe Events of Default or defaults, if any, pursuant to clause
(c)(ii) of the attached certificate. If none, so state.

      C. Reflect compliance with the financial covenants specified in the Loan Agreement at end of Subject Period (on a consolidated basis, if applicable) pursuant to clause (d) of the attached certificate:

11.1     Monthly Liquidity Maintenance

         (a) Unencumbered Cash and Cash Equivalents of Subsidiaries for      $__________
             Subject Period

         (b) Minimum Liquidity Maintenance required for Subject Period       $12,000,000

         (c) Borrower is in compliance with this covenant                    Yes__ No__

11.3     PFS Quarterly Minimum EBITDA Requirement

         (a) PFS EBITDA for the Subject Period

             (i)   consolidated net income of PFS and its Subsidiaries       $__________

             (ii)  depreciation                                              $__________

             (iii) amortization                                              $__________

             (iv)  non-cash charges                                          $__________

             (v)   taxes                                                     $__________

             (vi)  interest expense                                          $__________

             Sum of Lines (i) through (vi)                                   $__________

         (b) Minimum EBITDA required for the Subject Period                  $__________

         (c) Is EBITDA at least the amount set forth in Line (b) as of the   Yes__ No__
             end of each fiscal quarter?

         (d) Borrower is in compliance with this covenant                    Yes__ No__

SCHEDULE TO COMPLIANCE CERTIFICATE - Page 2

11.4     Monthly Minimum Capital Requirements

         (a) Regulatory Capital

             (i)    stockholders' equity                                     $_________

             (ii)   amounts due from affiliates                              $_________

             (iii)  loans receivable from correspondents                     $_________

             (iv)   unsecured customer accounts                              $_________

             (v)    furniture and equipment, net                             $_________

             (vi)   nonallowable assets                                      $_________

             (vii)  aged failures to deliver                                 $_________

             (viii) aged failures to receive                                 $_________

             (ix)   haircuts on securities: private equity investments       $_________

             (x)    haircuts on securities: certificates of deposit          $_________

             Line (i) minus the sum of Lines (ii) through (x)                $_________

         (b) 5% of Debit Balances                                            $_________

         (c) Required Additional Amount for the Subject Period               $_________

         (d) Line (b) plus Line (c)                                          $_________

         (e) Is Line (a) greater than Line (d) for the Subject Period?       Yes__ No__

         (f) Borrower is in compliance with this covenant                    Yes__ No__

SCHEDULE TO COMPLIANCE CERTIFICATE - Page 3

11.5     Penson Worldwide Quarterly Minimum Tangible Net Worth

         (a) $50,000,000                                                     $50,000,000

         (b) 75% of positive cumulative net income of Penson Worldwide       $__________

         (c) Line (a) plus line (b)                                          $__________

         (d) Penson Worldwide's Quarterly Tangible Net Worth

             (i)   stockholders' equity as would be reflected on Penson      $__________
                   Worldwide's balance sheet, in conformity with GAAP

             (ii)  amount at which shares of capital stock of Penson         $__________
                   Worldwide appear as an asset on its balance sheet

             (iii) goodwill and amounts representing the excess of the       $__________
                   purchase price paid for assets on stock over the
                   assigned value.

             (iv)  patents, trademarks, tradenames and copyrights            $__________

             (v)   deferred expenses                                         $__________

             (vi)  loans and other advances to stockholders, directors,      $__________
                   officers or employees of Penson Worldwide or its
                   Affiliates

             (vii) all other intangible assets                               $__________

             Line (i) minus the sum of lines (ii) through (vii)              $__________

         (f) Is Tangible Net Worth greater than Line (c)?                    Yes__ No__

         (g) Borrower is in compliance with the covenant                     Yes__ No__

SCHEDULE TO COMPLIANCE CERTIFICATE - Page 4

            ELEVENTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

         This Eleventh Amendment to Amended and Restated Loan Agreement (this "Amendment" is dated as of March 24, 2005 by and between SAI HOLDINGS, INC., formerly known as SERVICE ASSET INVESTMENTS, INC., a Texas corporation ("Borrower"), and GUARANTY BANK, a federal savings bank ("Bank").

                                    RECITALS:

         A. Borrower and Bank have entered into that certain Amended and Restated Loan Agreement dated as of April 30, 2001 (as the same has been or may be amended, restated, modified or supplemented, the "Agreement"), pursuant to which Bank agreed to extend credit to Borrower in the form of a term loan under the terms and provisions stated therein.

         B. Borrower has requested Bank to amend certain provisions of the Agreement, to consent to advance an additional $10,000,000 under the Term Loan, which Bank is willing to do pursuant to the terms and conditions hereinafter provided.

         C. Borrower and Bank now desire to amend the Agreement as herein set forth.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Agreement, as amended hereby.

                                   ARTICLE II

                            AMENDMENTS TO AGREEMENT

         Section 2.1 Amendment to Recitals. The reference to the amount "$24,266,192.00" in the second paragraph in the Recitals section of the Agreement is hereby modified to the amount "$32,244,099.00."

         Section 2.2 Modification of Definitions. Effective as of the date hereof, the definition of the following defined term is hereby amended to read as follows:

                  "Term Loan Commitment" means the obligation of Bank to make the Term Loan pursuant to Section 2.1 in an aggregate principal amount up to but not exceeding $32,244,099.00.

         Section 2.3 Amendment of Section 2.3. Effective as of the date hereof,
Section 2.3 is hereby amended in its entirety and shall read as follows:

                  Section 2.3 Repayment of Term Loan. Borrower shall repay the unpaid principal amount of the Term Loan in monthly installments of $537,400.15, commencing on April 1, 2005 and continuing on each Monthly Payment Date, with a final installment in the amount of all outstanding principal of the Term Loan payable on the Maturity Date.

         Section 2.4 Addition of Section 2.8. Effective as of the date hereof,
Section 2.8 is hereby added to the Agreement and shall read as follows:

                  Section 2.8 Commitment Fee. A Commitment Fee in the amount of $50,000.00 shall be due and payable on March 24, 2005.

         Section 2.5 Amendment of Section 10.4. Effective as of the date hereof,
Section 10.4 is hereby amended in its entirety and shall read as follows:

                  Section 10.4 Loans and Investments. Borrower will not permit any of the following:

                           (a) Penson Worldwide's advance, loan, extension of credit or capital contribution to or investment (i) in Worldwide in excess of $10,000,000 and (ii) in Worldwide and Canada in the aggregate in excess of $15,000,000 (including clause (i) hereof); provided, however, that (x) no such advances to Canada may result from the proceeds of the Term Loan, (y) no more than $5,000,000 of any advances to Worldwide may result from the proceeds of the Capital Investment, and (z) no more than $4,000,000 advanced to Worldwide may result from the proceeds of the Term Loan.

                                  ARTICLE III

                       ADDITIONAL ADVANCE UNDER TERM LOAN

         Section 3.1 Additional Advance. Upon the effectiveness of this Agreement, the amount of $10,000,000 shall be advanced to the Borrower under the Term Loan pursuant to the modification to the Term Loan Commitment set forth in this Amendment.

                                   ARTICLE IV

         ACKNOWLEDGEMENT AND CLARIFICATION OF SUBSIDIARY MODIFICATIONS

         Section 4.1 Subsidiary Modifications. The parties hereto acknowledge the following modifications that have occurred since November 1, 2004: (a) Nexa Technologies, Inc. was merged into Integrated Trading Solutions, Inc., and Integrated Trading Solutions, Inc. has changed its name to Nexa Technologies, Inc., a Delaware corporation and (b) Penson Financial Services Venture, Inc. (sometimes referred to as Penson Ventures, Inc.) was formerly named 3812359 CANADA, Inc.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

         Section 5.1 Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

                  (a) Bank shall have received all of the following, each dated (unless otherwise indicated) the date of this Amendment, in form and substance satisfactory to Bank:

                           (1) Amendment. This Amendment, duly executed by
                  Borrower,

                           (2) Commitment Fee. The fee required by Section 2.8
                  of the Agreement;

                           (3) Attorneys' Fees and Expenses. Payment of all
                  outstanding attorneys' fees and expenses incurred by Bank in connection with the Agreement, as amended; and

                           (4) Additional Information. Such additional
                  documents, instruments and information as Bank or its legal counsel, Winstead Sechrest & Minick P.C., may reasonably request.

                  (b) The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof, except to the extent disclosed on Schedules delivered as of the date of this Amendment.

                  (c) No Event of Default shall have occurred and be continuing and no event or condition shall have occurred that with the giving of notice or lapse of time or both would be an Event of Default.

                  (d) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments, and other legal matters incident thereto shall be satisfactory to Bank and its legal counsel, Winstead Sechrest & Minick P.C.

                                   ARTICLE VI

                                 MISCELLANEOUS

         Section 6.1 Representations and Warranties. Borrower hereby represents and warrants to Bank that (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the articles of incorporation or bylaws of Borrower, (b) the representations and warranties contained in the

Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof, (c) no Event of Default has occurred and is continuing and no event or condition has occurred that with the giving of notice or lapse of time or both would be an Event of Default, and (d) Borrower is in full compliance with all covenants and agreements contained in the Agreement as amended hereby.

         Section 6.2 Ratifications. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of, and as if made on, the date hereof. Borrower and Bank agree that the Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its respective terms.

         Section 6.3 Reference to the Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

         Section 6.4 Expenses of Bank. As provided for in the Agreement, Borrower agrees to pay on demand all reasonable costs and expenses incurred by Bank in connection with the preparation, negotiation, execution of this Amendment, and the other Loan Documents executed pursuant hereto and any and all amendments, modifications and supplements thereto including, without limitation, the reasonable costs and fees of Bank's legal counsel, and all reasonable costs and expenses incurred by Bank in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other Loan Documents.

         Section 6.5 Severability. Any provisions of this Amendment held by court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provisions so held to be invalid or unenforceable.

         Section 6.6 Applicable Law. This Amendment and all other Loan Documents executed pursuant hereto shall be governed by and construed in accordance with the laws of the State of Texas.

         Section 6.7 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Bank and Borrower and their respective successors and assigns.

         Section 6.8 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original but all of which when taken together shall constitute one and the same instrument.

         Section 6.9 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         SECTION 6.10 NO ORAL AGREEMENTS. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      [Remainder of Page Intentionally Left Blank; Signature Page Follows]

EXECUTED as of the day and year first above written.

                                          BORROWER:

                                          SAI HOLDINGS, INC., formerly known as
                                          SERVICE ASSET INVESTMENTS, INC.

                                          By: /s/ Roger J. Engemoen, Jr.
                                              --------------------------
                                          Name: Roger J. Engemoen, Jr.
                                          Title: Chairman

                                          BANK;

                                          GUARANTY BANK

                                          By: /s/ Coswell O. Robinson, Jr.
                                              ----------------------------
                                          Name: Coswell O. Robinson, Jr.
                                          Title: Senior Vice President

                                 Signature Page
                   Eleventh Amendment to Amended and Restated
                                 Loan Agreement

                     REAFFIRMATION OF AMENDED AND RESTATED
                                   GUARANTIES

         Each of the undersigned hereby (i) consents to the execution and delivery of the Amendment to which this Reaffirmation of Amended and Restated Guaranties is attached (the "Amendment") by the parties thereto, (ii) agrees that the Amendment shall not limit or diminish the obligations of each of the undersigned under certain Fifth Amended and Restated Guaranties (Limited) dated as of December 31, 2002 (each, a "Guaranty"), executed or joined in by each of the undersigned and delivered to the Bank, (iii) reaffirms its obligations under its respective Guaranty, and (iv) agrees that its Guaranty remains in full force and effect, as limited by the terms of such Guaranty, and is hereby ratified and confirmed.

Dated as of March ______, 2005.

                                          GUARANTORS:

                                          /s/ William D. Gross
                                          --------------------
                                          William D. Gross

                                          /s/ Daniel P. Son
                                          -------------------
                                          Daniel P. Son

                                          /s/ Philip A. Pendergraft
                                          --------------------------
                                          Philip A. Pendergraft

                                          _______________________
                                          Roger J. Engemoen, Jr.

                     REAFFIRMATION OF AMENDED AND RESTATED
                                   GUARANTIES

         Each of the undersigned hereby (i) consents to the execution and delivery of the Amendment to which this Reaffirmation of Amended and Restated Guaranties is attached (the "Amendment") by the parties thereto, (ii) agrees that the Amendment shall not limit or diminish the obligations of each of the undersigned under certain Fifth Amended and Restated Guaranties (Limited) dated as of December 31, 2002 (each, a "Guaranty"), executed or joined in by each of the undersigned and delivered to the Bank, (iii) reaffirms its obligations under its respective Guaranty, and (iv) agrees that its Guaranty remains in full force and effect, as limited by the terms of such Guaranty, and is hereby ratified and confirmed.

Dated as of March 24, 2005.

                                          GUARANTORS:

                                          ______________________________________
                                          William D. Gross

                                          ______________________________________
                                          Daniel P. Son

                                          ______________________________________
                                          Philip A. Pendergraft

                                          /s/ Roger J. Engemoen, Jr.
                                          --------------------------------------
                                          Roger J. Engemoen, Jr.

            TWELFTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

         This Twelfth Amendment to Amended and Restated Loan Agreement (this "Amendment") is dated as of May 6, 2005 by and between SAI HOLDINGS, INC., formerly known as SERVICE ASSET INVESTMENTS, INC., a Texas corporation ("Borrower"), and GUARANTY BANK, a federal savings bank ("Bank").

                                    RECITALS:

         A. Borrower and Bank have entered into that certain Amended and Restated Loan Agreement dated as of April 30, 2001 (as the same has been or may be amended, restated, modified or supplemented from time to time, the "Agreement"), pursuant to which Bank agreed to extend credit to Borrower in the form of a term loan under the terms and provisions stated therein.

         B. Borrower has requested that Bank amend certain provisions of the Agreement to consent to the acquisition of Computer Clearing Services, Inc., a Delaware corporation by Borrower, which Bank is willing to do pursuant to the terms and conditions hereinafter provided.

         C. Borrower and Bank now desire to amend the Agreement as herein set forth.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Agreement, as amended hereby.

                                   ARTICLE II

                            AMENDMENTS TO AGREEMENT

         Section 2.1 Addition of Definitions. Effective as of the date hereof, the following definitions are hereby added to the Agreement in alphabetical order to read as follows:

                  "CCS" means Computer Clearing Services, Inc., a Delaware corporation.

                  "CCS Acquisition" means the acquisition of CCS by Borrower on terms and conditions substantially the same as those contained in the Stock Purchase Agreement attached hereto as Exhibit D.

         Section 2.2 Addition of Section 9.11. Effective as of the date hereof, a new Section 9.11 is hereby added to the Agreement immediately after Section
9.10 and shall read as follows:

                  Section 9.11 Dissolution of CCS. No later than October 6, 2005, Borrower will (a) transition all of CCS's assets and customers to Borrower and its Subsidiaries and dissolve CCS or (b) pledge the stock of CCS to Bank, all of which contained in clauses (a) and (b) herein shall be on terms and conditions satisfactory to Bank.

         Section 2.3 Amendment of Section 10.4. Effective as of the date hereof,
Section 10.4 is hereby amended in its entirety and shall read as follows:

                  Section 10.4 Loans and Investments. Borrower will not permit any of the following;

                           (a) The Borrower's or any Subsidiary's advance, loan,
                  extension of credit, or capital contribution to or investment in, or purchase, any stock, bonds, notes, debentures, or other securities of, any Person, other than an existing Subsidiary; provided, however that the Borrower or any Subsidiary shall be permitted to make (i) the CCS Acquisition and (ii) certain other acquisitions otherwise prohibited hereunder that do not exceed $2,000,000 individually or $4,000,000 in the aggregate (which amounts shall not include amounts paid by Borrower in connection with the CCS Acquisition) during any fiscal year; and provided further that any such acquisition set forth in clause (ii) shall be reported to the Bank in writing within 30 days of entering into a binding agreement for such acquisition along with a certification that no Default or Event of Default exists or shall be caused by such acquisition.

                           (b) The Borrower or any Subsidiary's advance, loan,
                  extension of credit, or capital contribution to or investment in Penson Worldwide, except as may be required for (i) making payments under the terms of the Debt permitted under Section
                  10.18 of this Agreement or (ii) for the payment of expenses that arise in the ordinary course of business; provided, however, that no such contribution or investment in Penson Worldwide shall (x) cause a breach of Section XI of this Agreement or (y) shall be made if there is an Event of Default under Section XI of this Agreement.

                           (c) Either Nexa or SAMCO BD LLC's advance, loan,
                  extension of credit, or capital contribution to or investment in Penson Worldwide other than in the ordinary course of business to support and facilitate technology infrastructure and sales.

                           (d) Penson Worldwide's advance, loan, extension of
                  credit or capital contribution to or investment (i) in Worldwide in excess of $10,000,000 and (ii) in Worldwide and Canada in the aggregate in excess of $15,000,000 (including clause (i) hereof); provided, however, that (x) no such advances to Canada may result form the proceeds of the Term Loan, (y) no more than $5,000,000 of any advances to Worldwide may result from the proceeds of the Capital Investment, and
                  (z) no more than $4,000,000 advanced to Worldwide may result from the proceeds of the Term Loan.

         Notwithstanding anything to the contrary contained in this Section 10.4, the Borrower shall be permitted to repurchase stock in the Borrower from any employee of the Borrower upon such employee's termination of employment; provided that such stock repurchases shall be (i) in a maximum aggregate amount of $1,000,000 and (ii) at a price per share not in excess of such price that the Borrower would offer to purchasers of stock of the Borrower at the time of the repurchase. In addition, nothing contained in this Agreement shall prohibit the Nexa Investment or the Keefe Investment.

         Section 2.4 Addition of Exhibit D. Effective as of the date hereof, all references in the Agreement to "Exhibit D" shall be deemed to refer to the Exhibit D attached hereto as Annex I.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

         Section 3.1 Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

                  (a) Bank shall have received all of the following, each dated (unless otherwise indicated) the date of this Amendment, in form and substance satisfactory to Bank:

                           (1) Amendment. This Amendment, duly executed by
                  Borrower and ratified by the Guarantors;

                           (2) Attorneys' Fees and Expenses. Payment of all
                  outstanding attorneys' fees and expenses incurred by Bank in connection with the Agreement, as amended; and

                           (3) Additional Information. Such additional
                  documents, instruments and information as Bank or its legal counsel, Winstead Sechrest & Minick P.C., may reasonably request.

                  (b) The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof, except to the extent disclosed on Schedules delivered as of the date of this Amendment.

                  (c) No Event of Default shall have occurred and be continuing and no event or condition shall have occurred that with the giving of notice or lapse of time or both would be an Event of Default.

                  (d) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments, and other legal matters incident thereto shall be satisfactory to Bank and its legal counsel, Winstead Sechrest & Minick P.C.

                                   ARTICLE IV

                                  MISCELLANEOUS

         Section 4.1 Representations and Warranties. Borrower hereby represents and warrants to Bank that (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the articles of incorporation or bylaws of Borrower, (b) the representations and warranties contained in the Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof, (c) no Event of Default has occurred and is continuing and no event or condition has occurred that with the giving of notice or lapse of time or both would be an Event of Default, and (d) Borrower is in full compliance with all covenants and agreements contained in the Agreement as amended hereby.

         Section 4.2 Ratifications. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of, and as if made on, the date hereof. Borrower and Bank agree that the Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its respective terms.

         Section 4.3 Reference to the Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

         Section 4.4 Expenses of Bank. As provided for in the Agreement, Borrower agrees to pay on demand all reasonable costs and expenses incurred by Bank in connection with the preparation, negotiation, execution of this Amendment, and the other Loan Documents executed pursuant hereto and any and all amendments, modifications and supplements thereto including, without limitation, the reasonable costs and fees of Bank's legal counsel, and all reasonable costs and expenses incurred by Bank in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other Loan Documents.

         Section 4.5 Severability. Any provisions of this Amendment held by court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provisions so held to be invalid or unenforceable.

         Section 4.6 Applicable Law. This Amendment and all other Loan Documents executed pursuant hereto shall be governed by and construed in accordance with the laws of the State of Texas.

         Section 4.7 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Bank and Borrower and their respective successors and assigns.

         Section 4.8 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original (including electronic copies) but all of which when taken together shall constitute one and the same instrument.

         Section 4.9 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         Section 4.10 NO ORAL AGREEMENTS. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      [Remainder of Page Intentionally Left Blank; Signature Page Follows]

EXECUTED as of the day and year first above written.

                                          BORROWER:

                                          SAI HOLDINGS, INC., formerly known as
                                          SERVICE ASSET INVESTMENTS, INC.

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                          BANK:

                                          GUARANTY BANK

                                          By:/s/ Coswell O. Robinson, Jr.
                                             ----------------------------
                                          Name: Coswell O. Robinson, Jr.
                                          Title: Senior Vice President

                                 Signature Page
                    Twelfth Amendment to Amended and Restated
                                 Loan Agreement